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HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
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                                                               EXHIBIT 10.6

                              COLLABORATION AGREEMENT


       THIS COLLABORATION AGREEMENT (the "Agreement") is entered into as of December 4, 1998 (the "Effective Date") by and between RIGEL PHARMACEUTICALS, INC., a Delaware corporation ("Rigel") with its offices at 772 Lucerne Drive, Sunnyvale, California 94086, and JANSSEN PHARMACEUTICA N.V., a Belgian corporation ("Janssen") with offices at Turnhoutseweg 30, 2340 Beerse, Belgium (Rigel and Janssen individually referred to as "Party", and collectively as "Parties").

                                      RECITALS

       WHEREAS, Rigel is a leader in the discovery and validation of functional peptide-target interactions regulating the cell cycle in specific tumor cells; and

       WHEREAS, Janssen is engaged in the research, development, marketing, manufacture and distribution of pharmaceutical compounds useful in treating or preventing human diseases and conditions; and

       WHEREAS, Rigel and Janssen desire to enter into a collaborative relationship to conduct research to identify novel targets for drug discovery, as generally described in the Research Plan, with Janssen developing and commercializing any compounds resulting therefrom; and

       WHEREAS, Rigel and Janssen agree that they will conduct the research under this Agreement on a collaborative basis with a goal of discovering and identifying products that are suitable for commercialization; and

       WHEREAS, Johnson & Johnson Development Corporation has agreed to purchase and Rigel has agreed to sell one million five hundred thousand (1,500,000) shares of Rigel Series D Preferred Stock with a total value of US$3 million pursuant to a stock purchase agreement between the Parties of even date herewith (the "Stock Purchase Agreement"); and

       WHEREAS, if the research collaboration is successful, the resulting compounds may have a broad range of applications, particularly in the diagnosis, therapeutic treatment and/or prevention of certain tumors and other diseases;

       NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, the Parties agree as follows:

1.     DEFINITIONS


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EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS
AMENDED.

                                      1.

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       As used herein, the following terms shall have the following meanings:

       1.1 "ACTIVE PEPTIDE" shall mean a molecule which changes cellular function in an assay specified by the RMC.

       1.2 "AFFILIATE" shall mean any company or entity controlled by, controlling, or under common control with a Party hereto and shall include without limitation any company fifty percent (50%) or more of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by a Party, and any company which owns or controls, directly or indirectly, fifty percent (50%) or more of the voting stock of a Party.

       1.3 "CONFIDENTIAL INFORMATION" shall mean all information (generally not known to the public), inventions, know-how or data disclosed by a Party to the other pursuant to this Agreement including, without limitation, Rigel Know-How, Janssen Know-How, manufacturing, marketing, financial, personnel, scientific and other business information and plans, and the material terms of this Agreement, whether in oral, written, graphic or electronic form.

       1.4 "CONTROL" shall mean the possession of the ability to grant a license or sublicense to know-how and patents without violating the terms of any agreement or other arrangement with, or the rights of, any Third Party.

       1.5 "DATE OF FIRST SALE" means the day on which Janssen, its Affiliate or its sublicensee first sells a Product to a Third Party in an arm's length transaction.

       1.6 "DEVELOPMENT CANDIDATE" shall mean a compound selected for pre-phase I studies, including, but not limited to, GLP toxicological and pharmacological studies using GMP material.

       1.7 "DIAGNOSTIC PRODUCT" shall mean any composition of matter used for the diagnosis of a disease or condition, including but not limited to, the diagnosis of disease susceptibility, or a choice of treatment or monitoring of a disease or condition, or the determination of genetic traits where such composition of matter is a component of a Validated Target-Peptide Pair or was identified by or on behalf of Rigel or Janssen in a Janssen Collaboration Assay and/or a Janssen Non-Collaboration Assay.

       1.8    "EXCLUSIVITY TERM" shall have the meaning assigned to it in
Section 3.6.

       1.9    "FDA" means the United States Food and Drug Administration.

       1.10 "FIELD OF RESEARCH" shall mean the identification of Molecular Targets and the related Active Peptides which cause alterations in the cell cycle of human tumor cells, including changes in the capacity to transit through various cell cycle stages, and restoration of normal cell cycle progression which would result in the inhibition of proliferation or the induction of apoptosis in these human tumor cells.


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      2.

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       1.11   "FTE" shall mean the equivalent of a full-time scientist based on at least of 47 (forty-seven) weeks per year of scientific work carried out by one or more employees or consultants of Rigel, each of whom devotes a portion of his or her time to scientific work on or directly related to the Research Program; PROVIDED, HOWEVER, that Janssen understands and agrees that Rigel retains complete discretion to change the identity, the frequency and time which any individual employee devotes to the Research Program. Scientific work on or directly related to the Research Program to be performed by Rigel employees or consultants can include, but is not limited to, experimental laboratory work, recording and writing up results, reviewing literature and references, attending selected and appropriate seminars and symposia, managing and leading scientific staff, and carrying out Research Program management duties (including service on the Research Management Committee).

       1.12 "HOMOLOGUE" shall mean a modification to one of the components of a VTPP which is functionally equivalent to such VTPP component.

       1.13 "INTERNAL JANSSEN RESEARCH" shall mean the internal research conducted by Janssen and its permitted sublicensees using Rigel Technology or with Rigel Technology Assays, to assess the alteration or normalization of uncontrolled cell growth, cell division, dissemination or differentiation status of cancer cells.

       1.14 "JANSSEN COLLABORATION ASSAY" shall mean a drug discovery assay incorporating a Janssen Collaboration Target.

       1.15 "Janssen Know-How" shall mean any and all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, preclinical and clinical results, physical, chemical or biological material, and other information that is necessary and useful in the Field of Research and that Janssen owns or Controls on the Effective Date and any replication or any part of such information or material. Janssen Know-How shall exclude Janssen Patents.

       1.16 "JANSSEN PATENTS" shall mean all foreign and domestic patents (including, without limitation, extensions, reissues, reexaminations, renewals and inventors certificates) issued as of, and patents issuing from patent applications (including substitutions, provisionals, divisionals, continuations and continuations-in-part) that are pending as of, the Effective Date which claim inventions or discoveries necessary and useful in the Field of Research and are owned or Controlled by Janssen. The RMC shall compile a list of Janssen Patents from time to time.

       1.17 "JANSSEN COLLABORATION TARGET" means a Validated Target-Peptide Pair delivered by Rigel as provided in Section 3.5.

       1.18   "JANSSEN TECHNOLOGY" shall mean Janssen Patents and Janssen
Know-How.

       1.19 "MAJOR MARKET" shall mean the U.S.A., France, Germany, United Kingdom or any country in the EU pursuant to an NDA approval by the EMEA, or Japan.


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      3.

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       1.20   "MOLECULAR TARGET" shall mean a molecule shown in an assay specified by the RMC to play a role in a research pathway in human tumor cells.

       1.21 "NDA" shall mean a New Drug Application or its equivalent for biological products as more fully defined in 21 C.F.R. Section 314.5 et seq., and any equivalent filing in any regulatory jurisdiction.

       1.22 "NET SALES" means the gross sales price billed by Janssen or an Affiliate thereof or a sub-licensee thereof for sales of Products hereunder to a Third Party less (in each case as may be applicable thereto and consistent with such Party's then existing standard business practices): (a) standard trade discounts, including cash discounts or rebates, actually allowed or granted from the billed amount, (b) credits or allowances actually granted upon claims, rejections or returns of Products, including recalls, regardless of the party requesting such recall, (c) charges included as part of the gross sales price for freight, postage, shipping and insurance charges, to the extent specifically billed, (d) taxes (other than income taxes), duties or other governmental charges levied on or measured by the billing amount when included in billing, as adjusted for rebates and refunds, and (e) accounts that are uncollectible and written off Janssen's books as uncollectible, provided that any uncollectible accounts excluded pursuant to this clause (e) which are subsequently collected by Janssen shall be included in Net Sales for the royalty period in which such amounts are collected. In the event any Product is sold in the form of a combination containing one or more active ingredients in addition to a Product, Net Sales for such combination will be calculated by multiplying actual Net Sales of such combination by the fraction A/(A+B), where A is the invoice price of the applicable Product, if sold separately, and B is the total invoice price of any other active component or components, or non-consumable devices (such as, for example, implantable pumps or electronic stimulators; however, items such as, for example, disposable transdermal patches or prefilled syringes shall constitute consumable devices) in the combination, if sold separately. If, on a country-by-country basis, the other active component or components in the combination are not sold separately in said country, Net Sales for the purpose of determining royalties of the combination shall be calculated by multiplying actual Net Sales of such combination by the fraction A/C, where A is the invoice price of the applicable Product, if sold separately, and C is the invoice price of the combination. If, on a country-by-country basis, neither the Product nor the other active component or components of the combination is sold separately in said country, Net Sales for the purposes of determining royalties of the combination shall be determined by the Parties in good faith.

       1.23 "NON-COLLABORATION PHARMACEUTICAL PRODUCT" shall mean a composition of matter, including, but not limited to a chemical entity, a pro-drug, an isomer, a non-peptide, and a protein or nucleic acid or any fragment thereof, that was identified by or on behalf of Janssen or its permitted sublicensees in the Internal Janssen Research, that is useful for treating and/or preventing human diseases.

       1.24 "PHARMACEUTICAL COLLABORATION PRODUCT" shall mean a composition of matter, including, but not limited to, a chemical entity, a pro drug, an isomer, a non-peptide, and a protein or nucleic acid or any fragment thereof, that was identified by or on behalf of Rigel or Janssen in a Janssen Collaboration Assay, that is useful for treating and/or preventing human


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      4.

diseases; PROVIDED, HOWEVER, that the term "Pharmaceutical Collaboration Product" specifically excludes any composition of matter marketed or being developed by Janssen as of the Effective Date.

       1.25 "PHASE III CLINICAL TRIAL" shall mean that clinical trial of a Product designed to be on a sufficient number of patients to establish the safety and efficacy of a Product and generate pharmacoeconomic data to support regulatory approval in a therapeutic indication as more fully defined in 21 C.F.R. 312.21(c), or any equivalent clinical trial in a non-U.S. regulatory jurisdiction.

       1.26 "PRELIMINARY TARGET-PEPTIDE PAIRS" shall mean a Molecular Target together with an Active Peptide that binds thereto, which pair has been identified or discovered in the course of the Research Program, and which has been Validated Preliminarily.

       1.27 "PRODUCTS" shall mean the Pharmaceutical Collaboration Products, the Target-Peptide Therapeutic Products, the Diagnostic Products and the Non-Collaboration Pharmaceutical Products.

       1.28 "REGULATORY APPROVAL" shall mean any approval (including price and reimbursement approvals), licenses, registrations, or authorizations of any federal, state or local regulatory agency, department, bureau or other government entity, necessary for the manufacture, use, storage, import, transport or sale of a Product in a regulatory jurisdiction.

       1.29 "RESEARCH MANAGEMENT COMMITTEE" OR "RMC" shall mean the committee formed pursuant to Section 2.1.

       1.30 "RESEARCH PERIOD" shall have the meaning assigned to it in Section 3.3.

       1.31 "RESEARCH PLAN" shall mean the research plan attached as Exhibit A to this Agreement, as it may be modified or amended from time to time as permitted herein.

       1.32 "RESEARCH PROGRAM" shall mean the program of the collaborative research as described in Article 3.

       1.33 "RESEARCH PROGRAM KNOW-HOW" shall mean any tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, preclinical and clinical results, physical, chemical or biological material, and other information, including information concerning target-peptide interaction developed in the Research Program (including, without limitation, the functional role of the Molecular Target involved) that is within the Field of Research, and any replication or any part of such information or material; PROVIDED, HOWEVER, that the term "Research Program Know-How" as defined specifically excludes Research Program Patents and any compounds identified in Internal Janssen Research.

       1.34 "RESEARCH PROGRAM PATENTS" shall mean all foreign and domestic patents (including extensions, reissues, reexaminations, renewals and inventors certificates) issuing from applications (including substitutions, provisionals, divisionals, continuations and continuations-


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      5.

in-part) that claim inventions that are made in the Research Program and that are filed by or on behalf of one or both of the Parties hereto.

       1.35 "RESEARCH PROGRAM TECHNOLOGY" shall mean the Research Program Patents and Research Program Know-How.

       1.36 "RIGEL TECHNOLOGY ASSAYS" shall mean the assays transferred to Janssen or its permitted sublicensees for use in the Internal Janssen Research which assess the alteration or normalization of uncontrolled cell growth, cell division, dissemination or differentiation status of cancer cells, which are more specifically listed in Exhibit B.

       1.37 "RIGEL KNOW-HOW" shall mean any and all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, preclinical and clinical results, physical, chemical or biological material, and other information that is necessary and useful in the Field of Research and that Rigel owns or Controls on the Effective Date and any replication or any part of such information or material, but subject to any limitations contained in any license agreements.

       1.38 "RIGEL PATENTS" shall mean all foreign and domestic patents (including, without limitation, extensions, reissues, reexaminations, renewals and inventors certificates) issued as of, and patents issuing from applications (including substitutions, provisionals, divisionals, continuations and continuations-in-part) pending as of, the Effective Date which claim inventions or discoveries necessary and useful in the Field of Research and are owned or Controlled by Rigel, but subject to any limitations contained in any license agreements.

       1.39   "RIGEL TECHNOLOGY" shall mean the Rigel Patents and Rigel
Know-How.

       1.40 "STANFORD AGREEMENTS" shall mean the agreements by and between Rigel and The Board of Trustees of Leland Stanford Junior University dated October 7, 1996 (the "1996 Agreement"), August 18, 1997 (the "1997 Agreement"), and March 27, 1998 (the "1998 Agreement"), which have been provided to Janssen with commercial terms redacted, and attached hereto as Exhibit D.

       1.41 "STANFORD REQUIRED PROVISIONS" shall mean the provisions relating to (a) royalty reports, payments and accounting, (b) warranties or negation thereof, and (c) indemnity, contained respectively in Articles 8, 9 and 10 of the 1996 Agreement, Articles 7, 9 and 10 of the 1997 Agreement, and Articles 7, 8, and 9 of the 1998 Agreement.

       1.42 "TARGET-PEPTIDE THERAPEUTIC PRODUCT" shall mean a product that contains a component of a VTPP or a Homologue thereof.

       1.43   "TERM OF THE AGREEMENT" shall have the meaning assigned to it in
Article 10.

       1.44   "TERRITORY" shall mean the entire world.


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EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS
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                                      6.

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       1.45   "THIRD PARTY" shall mean any person or entity other than Janssen,
Rigel and Affiliates of either.

       1.46 "VALIDATED PRELIMINARILY" shall mean demonstration of a functional phenotype change in a primary assay and such other criteria as determined by the RMC prior to the commencement of target evaluation by Rigel.

       1.47 "VALIDATED TARGET-PEPTIDE PAIR" OR "VTPP" shall mean a Molecular Target together with an Active Peptide that binds thereto, which pair has been identified or discovered during the course of the Research Program in the Field of Research, that meets the criteria for full validation established by the RMC at the time that the respective Preliminary Target Peptide Pair is selected for further validation.

2.     RESEARCH PROGRAM GOVERNANCE

       2.1 FORMATION OF RESEARCH MANAGEMENT COMMITTEE. The Research Program established by this Agreement shall be overseen by a Research Management Committee composed of an equal number of representatives from each Party (the "Research Management Committee") drawn from the ranks of senior scientists and senior research management of each Party. The total number of RMC members shall be agreed upon by the RMC from time to time. The Parties shall designate their representatives on the RMC within ten (10) days after the Effective Date. The Parties shall notify one another in writing of any change in the membership of the RMC as appropriate to allow for the participation of different research groups within Janssen and Rigel. The Parties shall agree upon the appropriate qualifications for members of the RMC and mechanisms for making substitutions for RMC members. An alternate member designated by a Party may serve temporarily in the absence of a permanent member of the RMC for such Party.
Each Party shall designate one of its representatives as a co-chair of the RMC. Each co-chair of the RMC will be responsible for the agenda and the minutes of alternating RMC meetings.

       2.2 RESEARCH PLAN DEVELOPMENT AND MODIFICATION. The RMC shall develop and periodically modify the Research Plan, commencing with the initial Research Plan attached hereto as Exhibit A.

       2.3 RMC ACTIONS. In taking actions by the RMC, each Party shall have one vote. If the RMC fails to reach unanimity on a matter before it for decision, the matter shall be referred for resolution to the CEO of Rigel and the V.P. of Biological Research of Janssen for their consideration and agreement. If they are unable to agree after negotiation in good faith, the matter shall be resolved consistent with Janssen's position; PROVIDED, HOWEVER, that solely in connection with technical issues involving Rigel Technology such as, for example, how to carry out a certain experiment or which technique to be applied to obtain a certain result, such issues shall be resolved consistent with Rigel's position. Strategic decisions such as, for example, selection of Preliminary Target Peptide Pairs for further validation and the criteria for such validation, shall be resolved consistent with Janssen's position.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
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EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS
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                                      7.

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       2.4    MEETINGS OF THE RMC.  The RMC:

              (a) shall hold meetings at such times and places as shall be determined by the RMC (it being expected that meetings will alternate between the U.S. and European offices of each party) but in no event shall such meetings be held in person less frequently than once every three (3) months during the first two (2) years after the Effective Date;

              (b) may conduct meetings in person or by telephone conference, provided that meetings by telephone conference shall not reduce the number of meetings in person specified in paragraph (a) above;

              (c) by mutual consent of the representatives of each Party, may invite other senior personnel of their organization to attend meetings of the RMC, as appropriate however such other senior personnel shall not have any duties of an RMC member.

              (d) may act without a meeting if prior to such action a written consent thereto is signed by all members of the RMC;

              (e) may form and subsequently disband subcommittees with appropriate representation from each party; and

              (f) may amend or expand upon the foregoing procedures for its internal operation by unanimous written consent.

       2.5 MINUTES. At each meeting, the RMC shall elect a secretary who will prepare, within ten (10) days after each meeting (whether held in person or be telecommunication), the minutes reporting in reasonable detail the actions taken by the RMC, the status of the Research Program, issues requiring resolution and resolutions of previously reported issues, which minutes are to be signed by the RMC co-chair persons from each of the Parties.

       2.6 SUBCOMMITTEES. Any subcommittee established by the RMC shall have appropriate representation of each Party and may include representatives who are not members of the RMC. Any such subcommittee shall be given assignments from the RMC, shall be subject to the authority of the RMC and shall report its actions to the RMC. At the request of either Party at any time, any such subcommittee shall be dissolved and its powers and functions returned to the RMC. The RMC shall not delegate any of its RMC Functions and Powers as described in Article 2.7, without retaining the final approval before implementing the subcommittee assignments.

       2.7 RMC FUNCTIONS AND POWERS. The activities of the Parties under this Agreement shall be managed by the RMC only to the extent set forth herein (unless otherwise mutually agreed by the Parties). During the Research Period the RMC shall:

              (a) determine the goals for the Research Program and establish and review the Research Plan for accomplishing such goals;


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                                      8.

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              (b)    encourage and facilitate ongoing cooperation and
information exchange between the parties;

              (c) monitor the progress of the Research Plan and the parties' diligence in carrying out their responsibilities thereunder;

              (d) allocate tasks and coordinate activities required to perform the Research Plan;

              (e) schedule routine visits by Rigel and Janssen personnel to Janssen and Rigel, respectively, and oversee secondment of Janssen and Rigel personnel pursuant to Section 3.9;

              (f) establish prospective criteria to determine when a Molecular Target and Active Peptide is a Preliminary Target-Peptide Pair or a Validated Target-Peptide Pair, and to amend the Research Plan accordingly;

              (g) identify and select Preliminary Target-Peptide Pairs and Validated Target-Peptide Pairs pursuant to Section 3.4 and 3.5;

              (h) perform such other functions as expressly provided herein, as appropriate to further the purposes of this Agreement, as mutually agreed by the Parties.

       2.8 OBLIGATIONS OF PARTIES DURING THE RESEARCH PERIOD. Janssen and Rigel shall provide the RMC with reasonable access during regular business hours to all Janssen Know-How, Rigel Know-How and Research Program Know-How specific to the Research Program that the RMC determines that is reasonably required in order to perform its obligations hereunder, subject to any bona fide obligations of confidentiality to a Third Party.

       2.9 LIMITATIONS OF POWERS OF THE RMC. The RMC shall have no power to amend this Agreement and shall have only such powers as are specifically delegated to it hereunder.

3.     CONDUCT OF RESEARCH PROGRAM

       3.1 SCOPE OF THE RESEARCH PROGRAM. The Parties hereby agree to establish and conduct, during the Research Period, a collaborative research program pursuant to the Research Plan in the Field of Research, as described in this Article 3. The Parties will collaborate in producing Validated Target-Peptide Pairs in order to discover, develop and manufacture products useful in diagnosing, treating or preventing diseases in humans.

       3.2    RESEARCH ACTIVITIES; REVISIONS.

              (a) The Parties will perform research in the Field of Research as directed by the RMC and pursuant to the Research Plan. Modifications of the Research Plan shall be made in writing and only as directed and approved by the RMC. In the event of any such modification, Exhibit A, the obligations of the parties including, but not limited to, Rigel's resource obligations


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                                      9.

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under this Section 3.2 and Janssen's research support obligations under
Section 6.2, shall be revised as necessary and appropriate, subject to written approval of the Parties.

              (b) Rigel agrees to commit the resources set forth in this subsection (b), to exert the efforts necessary and reasonable and consistent with its normal business practices to execute and perform the Research Plan (including extensions for the balance of the Research Period), to maintain and utilize the scientific staff, laboratories, offices and other facilities consistent with such undertaking. Rigel and Janssen agree to reasonably cooperate with each other in the conduct of the Research Plan. The Parties hereby agree that Rigel's current laboratories; offices and other facilities are satisfactory for purposes of this Section 3.2. During the first three (3) years of the Research Period, [ * ] to the Research Program. The purchase of any item including, but not limited to, cell lines reasonably required by Rigel to conduct the Research Plan shall be Rigel's obligation and responsibility and all cost associated therewith shall be to Rigel's account.

       3.3 RESEARCH PERIOD; EXTENSIONS. The Research Program will commence on the Effective Date and terminate three (3) years thereafter, unless extended by mutual agreement or unless this Agreement is terminated earlier as provided in
Article 10 (the "Research Period"). Janssen shall have an option to extend the Research Period beyond the initial Research Period of three (3) years for additional one year periods for a total of two (2) years by giving notice to Rigel at least one hundred twenty (120) days prior to the anniversary of the end of the Research Period that it intends to exercise its option. The compensation per FTE will be at the payment level as set forth herein.

       3.4 IDENTIFICATION OF PRELIMINARY TARGET-PEPTIDE PAIRS. During the Research Period, the RMC shall identify Preliminary Target-Peptide Pairs and shall issue a list thereof not less often than quarterly.

       3.5    IDENTIFICATION OF VALIDATED TARGET-PEPTIDE PAIRS.

              (a) During the Research Period, the RMC shall select Preliminary Target-Peptide Pairs to be further evaluated to determine whether they are suitable to be selected by the RMC as Validated Target-Peptide Pairs for the purpose of compound screening as provided in Section 3.6. Prior to commencing such evaluation, the RMC shall establish the criteria ("Validation Criteria") pursuant to Section 2.7(f) required for such Preliminary Target-Peptide Pairs to qualify as Validated Target-Peptide Pairs.

              (b) Preliminary Target-Peptide Pairs for which it has not been established by the end of the Research Period whether or not they meet the Validation Criteria, shall revert to Rigel; PROVIDED, HOWEVER, that the Parties may determine that any Preliminary Target-Peptide Pair not fully validated may be transferred to Janssen for further validation as Internal Janssen Research.

              (c) During the Research Period, the RMC shall issue a list of Validated Target-Peptide Pairs within thirty (30) days after each RMC meeting, and a final list thereof


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      10.

within thirty (30) days after the end of the Research Period. Promptly after a Validated Target Peptide Pair has been listed, Rigel shall transfer all Research Program Technology necessary for Janssen to initiate screening with respect to that Validated Target Peptide Pair. Rigel shall not transfer any component of a Validated Target Peptide Pair to any Third Party without prior written approval of the Janssen.

       3.6    COMPOUND SCREENING; DILIGENCE.

              (a) Janssen may initiate compound screening with each Validated Target-Peptide Pair at any time during the first three (3) years following its determination by the RMC as a Validated Target-Peptide Pair (the "Exclusivity Term"). Janssen shall notify Rigel promptly upon the initiation of screening with each Validated Target-Peptide Pair.

              (b) If Janssen does not initiate compound screening with a Validated Target-Peptide Pair during the Exclusivity Term pertaining to such Validated Target-Peptide Pair, or, having timely initiated compound screening, Janssen fails to pursue such screening in a manner consistent with Janssen's normal research practices, then, in either case, the licenses granted herein by Rigel to Janssen for such Validated Target-Peptide Pair shall terminate and Janssen shall grant Rigel an exclusive, worldwide, royalty-free license, with the right to sublicense, under its interest in the Research Program Technology with respect to such Validated Target-Peptide Pair.

              (c) If, according to Rigel, Janssen has failed to comply with the diligence requirements as set forth in subsection (b) above, Rigel shall notify Janssen thereof in writing. Within thirty (30) days of such notice, the Parties shall meet to discuss the matter. If no agreement is reached, the dispute shall be resolved as provided in Section 12.3. Effective upon such resolution, the licenses granted by Rigel hereunder shall terminate as provided in subsection (b) above, or shall continue, depending on whether or not Janssen is found to have breached the diligence obligations as described in subsection (b).

       3.7    ADDITIONAL JANSSEN RIGHT TO VALIDATED TARGET-PEPTIDE PAIR.
With respect to each Validated Target-Peptide Pair which reverts to Rigel as provided in Section 3.6, Rigel will, upon identifying a compound during the term of this Agreement which modulates the activity of such Validated Target-Peptide Pair or its constituents provide written notice to Janssen of such compound and provide the information reasonably necessary for Janssen to determine whether Janssen wishes to discuss licensing such compound. If Janssen notifies Rigel within ninety (90) days of Rigel's notice, of its desire to license such compound, the Parties will conduct good faith negotiations of terms upon which Rigel will license such compound to Janssen; PROVIDED, HOWEVER, if the Parties are unable to reach agreement within a further period of ninety (90) days (or such further period as the Parties may mutually agree) after Janssen's notice, then Janssen will have no rights with respect to such compound and Rigel will be free to exploit such compound alone or with others without obligation or liability to Janssen; PROVIDED, HOWEVER, that Rigel shall not enter into any agreement with a Third Party on terms which are substantially the same or less favorable to Rigel, than the terms last offered by Janssen.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                     11.

       3.8 RIGEL SCREENING. Rigel may initiate compound screening with a Validated Target-Peptide Pair upon the explicit written request of Janssen and acceptance by Rigel. However, Janssen shall have the exclusive right and license to develop and exploit any compound so identified or discovered by Rigel upon the terms provided in Sections 5.2 and 5.3.

       3.9 SECONDMENT. In order to further a close working relationship, the Parties will provide offices and support to each other at each other's facilities for the visiting personnel of the other Party, as provided herein. During the Research Period, each Party shall provide employees at the other Party's facilities, on an as-needed basis to be determined by the RMC. In addition, the RMC shall arrange for routine visits by other Rigel personnel to Janssen facilities to facilitate information exchange between the Parties.

4.     INTERNAL JANSSEN RESEARCH

       4.1 TECHNOLOGY TRANSFER. During the Research Period, Janssen will periodically notify Rigel of the Rigel Technology Assays and other assays that are part of the Janssen Internal Research which Janssen or its permitted sublicensees choose to pursue. Promptly thereafter, Rigel and Janssen shall meet to determine whether the Rigel Technology Assays and such other assays described in such notice are within the scope of Internal Janssen Research. If the Parties determine that such assays are within the scope of the Internal Janssen Research, Rigel shall transfer the Rigel Technology Assays to Janssen or its permitted sublicensees, and shall provide such reasonable assistance as is necessary to establish functioning assays, such assistance to be [ * ] that Rigel is required to allocate to the Research Program. For the avoidance of any doubt, any Rigel Technology Assays transferred, and any information shared with Janssen or its permitted sublicensees in connection with the Internal Janssen Research shall be used by Janssen or its permitted sublicensees only to the extent of the licenses granted to Janssen under
Section 5.4.

       4.2 USE OF RIGEL ASSAYS. Janssen shall use the Rigel Technology Assays for the Internal Janssen Research only, and shall not transfer or otherwise grant access to such assays to any Affiliate or Third Party, other than to permitted sublicensees pursuant to Section 5.4.

       4.3 REPORTING. Janssen shall provide Rigel with written reports on the Internal Janssen Research and the use of the Rigel Technology Assays not less than once every calendar year.

5.     LICENSE GRANTS; CONFLICTING PROGRAMS; DILIGENCE

       5.1    LICENSE GRANTS FOR COLLABORATIVE RESEARCH.

              (a) GRANT BY RIGEL. Rigel hereby grants to Janssen and its Affiliates a nonexclusive, non-transferable, royalty-free license in the Field of Research during the Research Period under the Rigel Technology, and Rigel's interest in the Research Program Technology in the Territory, subject to the terms of this Agreement, solely for the purpose of carrying out Janssen's responsibilities under the Research Program.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                     12.

              (b) GRANT BY JANSSEN. Janssen hereby grants to Rigel and its Affiliates a nonexclusive, non-transferable, royalty-free license in the Field of Research during the Research Period under the Janssen Technology and Janssen's interest in the Research Program Technology in the Territory, subject to the terms of this Agreement, solely for the purpose of carrying out Rigel's responsibilities under the Research Program.

       5.2 COMMERCIAL LICENSE GRANT. Subject to the terms and conditions of this Agreement, Rigel hereby grants to Janssen and its Affiliates an exclusive, royalty-bearing license, with the right to grant sublicenses, under the Rigel Technology and Rigel's interest in the Research Program Technology, to discover, develop, identify, make, have made, use, sell, have sold, offer for sale, export, and import Products in the Territory.

       5.3 COMMERCIAL DUE DILIGENCE. The rights granted under Section 5.2 shall be subject to Janssen's obligation to discover, develop and commercially exploit Products using the level of effort commensurate with other Janssen products at a similar stage of development and of similar importance (based on criteria such as patient population, price per treatment and competitive position). If Janssen fails to use such diligence, Rigel may notify Janssen of such failure and, if not cured within six (6) months of such notice, terminate the license under Section 5.2 with respect to such Product.

       5.4 LICENSE FOR INTERNAL JANSSEN RESEARCH. Rigel hereby grants Janssen a non-exclusive, worldwide, royalty bearing license, during the Term of Agreement under the Rigel Technology and Rigel's interest in the Research Program Technology to the extent necessary to use the Rigel Technology Assays for the Internal Janssen Research. Janssen shall have the right to grant sublicenses under the license granted under this Section 5.4 to The R.W. Johnson Pharmaceutical Research Institute, a Division of Ortho-McNeil Pharmaceutical, Inc., and subject to Rigel's prior approval (which approval shall not be unreasonably withheld) to other named Affiliates; PROVIDED, HOWEVER, that any such sublicense shall provide for a license to Rigel corresponding to the license granted by Janssen to Rigel under Section 5.5, and shall be subject and subordinate to the terms of this Agreement. Janssen shall provide Rigel with a copy of each sublicense agreement.

       5.5 LICENSE TO RIGEL OF IMPROVEMENTS TO RIGEL TECHNOLOGY. Janssen hereby grants to Rigel a nonexclusive, royalty-free, paid-up, worldwide license (i) under Janssen's interest in all Research Program Technology, and
(ii) under Janssen's interest in any know-how, inventions or discoveries generated or made in the course of the Internal Janssen Research, only to the extent it constitutes an improvement of Rigel Technology.

       5.6 EXCLUSIVITY PERIOD. During the first 18 months after the Effective Date, Rigel will not enter into a research collaboration with a Third Party ("Third Party Collaboration") in the Field of Research (the "Exclusive Research Period").

       5.7    CONFLICTING PROGRAMS.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                     13.

              (a) After the Exclusive Research Period and during the Research Period, Rigel will notify Janssen if it has decided to pursue a research project in human oncology described in such notice ("Additional Program"). Within sixty (60) days after receipt of Rigel's notice, the Parties shall determine whether or not the Additional Program conflicts with the Research Program. An Additional Program will be considered to conflict with the Research Program if, after consultation with the RMC, the VP Biological Research of Janssen and the CEO of Rigel agree that there is significant overlap between the molecular targets or pathways of the Additional Program and the Field of Research.

              (b) If such a conflict is determined to exist then (i) Rigel shall not proceed with the Additional Program, and (ii) Janssen may notify Rigel within sixty (60) days of such determination of its interest in such Additional Program. If Janssen so notifies Rigel, then the Parties will enter into good faith discussions to determine whether there are mutually agreeable terms upon which they wish to collaborate with respect to the Additional Program. If Janssen does not so notify Rigel or if the Parties do not enter into an agreement with respect to the Additional Program within ninety (90) days (or such further period as the Parties may agree) after Janssen's notice, then such Additional Program shall not be added to the Research Program.

              (c) If such a conflict is determined not to exist, Janssen may notify Rigel within sixty (60) days of such determination of its interest in such Additional Program. If Janssen so notifies Rigel, then the Parties will enter into good faith discussions to determine whether there are mutually agreeable terms upon which they wish to collaborate with respect to the Additional Program. If Janssen does not so notify Rigel or if the Parties do not enter into an agreement with respect to the Additional Program within ninety (90) days (or such further period as the Parties may agree) after Janssen's notice, then Rigel shall be free to pursue the Additional Program alone or with a Third Party; PROVIDED, HOWEVER, that Rigel shall not enter into any agreement with a Third Party on terms which are substantially the same or less favorable to Rigel, than the terms last offered by Janssen to Rigel in writing.

       5.8 SUBLICENSES UNDER STANFORD AGREEMENTS. Subject to Section 6.15 (Third Party Payments by Rigel), the Parties hereby acknowledge that the Stanford Required Provisions are included in this Agreement for the benefit of Stanford University. The sublicenses granted hereunder shall remain in effect after termination of the Stanford Agreements, provided that any obligations of Janssen under the sublicenses granted herein shall be owed to Stanford.

6.     FINANCIAL SUPPORT

       6.1 SIGNING PAYMENT. Within ten (10) days of the Effective Date of this Agreement, Janssen will pay Rigel [ * ] .

       6.2 RESEARCH SUPPORT. Janssen will provide funding to support Rigel's efforts under the Research Program and [ * ] FTE'S of Rigel at a rate of US$[ * ] per year. Such amount shall be paid quarterly in advance.

       6.3    PAYMENTS FOR PHARMACEUTICAL COLLABORATION PRODUCTS.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                     14.

              (a) MILESTONE PAYMENTS. For Pharmaceutical Collaboration Products, the following payments will be due to Rigel upon the occurrence of the following events:

---------------------------------------------------------------------------------
                 MILESTONE EVENT                         AMOUNT OF PAYMENT
---------------------------------------------------------------------------------
 1)     First to occur of either (a) Janssen                   $[ * ]
        initiating compound screening with the
        second Validated Target-Peptide Pair
        delivered by Rigel or (b) six (6) months
        after Rigel delivers the second Validated
        Target-Peptide Pair.
---------------------------------------------------------------------------------
 2)     Demonstration by Janssen of IN VIVO efficacy           $[ * ]
        in at least one animal model of the first
        Pharmaceutical Collaboration Product
        identified in a screening assay using a
        Janssen Collaboration Target.
---------------------------------------------------------------------------------
 3)     Selection by Janssen of the first                      $[ * ]
        Development Candidate.
---------------------------------------------------------------------------------
 4)     Enrollment of the fifth patient in a Phase             $[ * ]
        III Clinical Trial for the first
        Pharmaceutical Collaboration Product
---------------------------------------------------------------------------------
 5)     Approval of the first NDA for each                     $[ * ]
        Pharmaceutical Collaboration Product in the
        first Major Market.
---------------------------------------------------------------------------------

              (b) ROYALTIES. Janssen shall pay Rigel royalties on Net Sales of Pharmaceutical Collaboration Products at a rate of [ * ] when the Pharmaceutical Collaboration Product contains a compound originating from Janssen's compound collection and [ * ] when the Pharmaceutical Collaboration Product contains a compound originating from Rigel's compound collection.

       6.4    PAYMENTS FOR TARGET-PEPTIDE THERAPEUTIC PRODUCTS.

              (a) MILESTONE PAYMENTS. For Target-Peptide Therapeutic Products, the following payments will be due to Rigel upon the occurrence of the following events:

---------------------------------------------------------------------------------
                    MILESTONE EVENT                        AMOUNT OF PAYMENT
---------------------------------------------------------------------------------
 1)     Demonstration by Janssen of in vivo efficacy           $[ * ]
        in at least one animal model of the first
        Target-Peptide Therapeutic Product.
---------------------------------------------------------------------------------
 2)     Selection by Janssen of the first                      $[ * ]
        Development Candidate.
---------------------------------------------------------------------------------

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS
AMENDED.


                                     15.


---------------------------------------------------------------------------------
 3)     Enrollment of the fifth patient in a Phase             $[ * ]
        III Clinical Trial for the first Target-
        Peptide Therapeutic Product
---------------------------------------------------------------------------------
 4)     Approval of the first NDA for each Target-             $[ * ]
        Peptide Therapeutic Product in the first
        Major Market.
---------------------------------------------------------------------------------

              (b) ROYALTIES. Janssen shall pay Rigel royalties on Net Sales of Target-Peptide Therapeutic Products at a rate of [ * ].

       6.5    PAYMENTS FOR DIAGNOSTIC PRODUCTS.

              (a) MILESTONE PAYMENTS. For Diagnostic Products, the following payment will be due to Rigel upon the occurrence of the following event:

---------------------------------------------------------------------------------
                   MILESTONE EVENT                        AMOUNT OF PAYMENT
---------------------------------------------------------------------------------
 1)     Regulatory  Approval of the first Diagnostic           $[ * ]
        Product derived from each VTPP
---------------------------------------------------------------------------------

              (b) ROYALTIES. Janssen shall pay Rigel royalties on Net Sales of Diagnostic Products at a rate of [ * ] when the Diagnostic Product is patented, and [ * ] when the Diagnostic Product is not patented.

       6.6    PAYMENTS FOR NON-COLLABORATION PHARMACEUTICAL PRODUCTS.

              (a) MILESTONE PAYMENTS. For Non-Collaboration Pharmaceutical Products, the following payments will be due to Rigel upon the occurrence of the following events:

---------------------------------------------------------------------------------
                   MILESTONE EVENT                       AMOUNT OF PAYMENT
---------------------------------------------------------------------------------
 1)     Enrollment of the fifth patient in a Phase             $[ * ]
        III Clinical Trial for the first Non-
        Collaboration Pharmaceutical Product
---------------------------------------------------------------------------------
 2)     Approval of the first NDA for the first Non-           $[ * ]
        Collaboration Pharmaceutical Product in the
        first Major Market.
---------------------------------------------------------------------------------

              (b) ROYALTIES. Janssen shall pay Rigel royalties on Net Sales of Non-Collaboration Pharmaceutical Products at a rate of [ * ].


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                     16.

       6.7    ROYALTY PERIOD.

              (a) In respect of Products for which a royalty is due, Janssen's obligation to pay royalties to Rigel shall be for a period of ten
(10) years, on a Product-by-Product basis, from the Date of First Sale of each such Product.

              (b) For the purposes of determining whether royalties are due hereunder, different dosage forms of a Product shall not be considered different Products provided that different dosage forms contain the same active ingredient.

              (c) Upon termination of the royalty payment obligation, Janssen shall thereafter have in perpetuity a royalty-free, non-exclusive license to make, have made, use, sell, have sold, and import such Products hereunder, without any accounting to Rigel.

       6.8 MANNER OF PAYMENT. Remittance of payments under this Article 6 shall be made by means of wire transfer or other telegraphic transfer in U.S. Dollars to Rigel's account in a bank in the United States to be designated from time to time by Rigel.

       6.9 REPORTS. Janssen shall provide written notice of the occurrence of all milestone events in this Article. Within forty-five (45) days following each quarterly period of a calendar year after the Date of First Sale of the first Product, Janssen shall render to Rigel a written report setting forth the Net Sales of such Products sold and the royalty due and payable on a Product-by-Product and country-by-country basis (including all deductions taken from the gross sales price in determining Net Sales).

       6.10 INVOICING. All payments to be made by Janssen under this Agreement shall be made based upon an invoice to be submitted by Rigel to Janssen. The invoice shall be in the form attached hereto as Exhibit C. Except as otherwise provided in Section 6.1, all payments shall be due within fifteen (15) days of the receipt of such invoice by Janssen.

       6.11   RECORDS AND AUDIT.

              (a) During the term of this Agreement and for a period of at least two (2) years thereafter, Janssen shall keep complete and accurate records pertaining to the sale or other disposition of the Products commercialized by it, in sufficient detail to permit Rigel to confirm the accuracy of all payments due hereunder.

              (b) Rigel shall have the right to cause an independent, certified public accountant acceptable to Janssen to audit such records to confirm Janssen's Net Sales of Products and royalty payments made under this Agreement; PROVIDED, HOWEVER, that such auditor shall not disclose Janssen's confidential information to Rigel, except to the extent such disclosure is necessary to verify the amount of royalties due under this Agreement. Such audits may be exercised once a year, within two (2) years after the royalty period to which such records relate, upon prior written notice to Janssen and during normal business hours. Rigel shall bear the full cost of such audit unless such audit discloses an understatement of more than five percent (5%) from the amount of the Net Sales or royalties previously paid. In such case, Janssen shall bear


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                     17.

the full cost of such audit. In case that such audit discloses an overpayment of royalties by Janssen, such overpayment shall be refunded to Janssen. The terms of this Section 6.11 shall survive any termination or expiration of this Agreement for a period of two (2) years.

       6.12 FOREIGN EXCHANGE. The remittance of royalties payable on Net Sales will be payable in U.S. dollars to Rigel at a bank and to an account designated by Rigel using a rate of exchange of the currency of the country from which the royalties are payable in accordance with the currency exchange rates as published in the Wall Street Journal at the end of the calendar quarter in which the Net Sales were made. All references to dollars herein are references to U.S. dollar.

       6.13 BLOCKED CURRENCY. Where royalties are due for Net Sales in a country where by reason of currency regulations of any kind it is impossible to make royalty payments for that country's Net Sales said royalties shall be deposited in whatever currency is allowable for the benefit or credit of Rigel in any accredited bank in that country as shall be acceptable to Rigel. Moreover, when necessary to facilitate payments from countries other than the United States, when requested by Janssen, Rigel shall enter into direct license agreements with Janssen Affiliates designated by Janssen, whereby such Affiliate will be obligated to remit royalty payments due for Net Sales in such country directly to Rigel. Each such license agreement shall contain substantially the same terms as this Agreement insofar as such terms are lawful under applicable laws and regulations of the particular country; and Janssen shall be responsible for the performance of all obligations of Janssen Affiliates under such license agreements.

       6.14 TAXES. All payments under this Agreement will be made without any deduction or withholding for or on account of any tax unless such deduction or withholding on behalf of Rigel is required by any applicable law. If Janssen is so required to deduct or withhold, Janssen will:

              (a)    promptly notify Rigel of such requirement;

              (b) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Rigel;

              (c) promptly forward to Rigel an official receipt (or certified copy), or other documentation reasonably acceptable to Rigel, evidencing such payment to such authorities.

       6.15 THIRD PARTY PAYMENTS BY RIGEL. All payments due to Third Parties pursuant to agreement between Rigel and a Third Party that relate to Rigel Technology shall be made by and or the account of Rigel. Janssen assumes no responsibility for any payment due to Stanford University, the State University of New York at Stony Brook, BASF, any other Third Party pursuant to an agreement between Rigel and such Third Party.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                     18.

7.     INTELLECTUAL PROPERTY

       7.1 INFORMATION AND REPORTS. The Parties will provide to the RMC promptly and at least quarterly the results of the research activities conducted in the Research Program, such reports to be in such form as specified by the RMC. The Parties shall keep complete and accurate records pertaining to the results of work conducted pursuant to the Research Program.
 Such records shall be maintained for a period of at least five (5) years following the year in which any such efforts were made hereunder; PROVIDED, HOWEVER, that all laboratory notebooks pertaining to the result of the work conducted pursuant to the Research Program shall be maintained for at least twenty (20) years.

       7.2    DISCLOSURE OF PATENTABLE INVENTIONS.   In addition to the
disclosures required, each Party shall provide the other any invention disclosure related to the Research Program which has been submitted to it in the normal course of disclosing an invention. Such invention disclosures shall be provided promptly after submission and in no event later than 10 business days after the end of the calendar quarter in which the disclosure was submitted.

       7.3 OWNERSHIP OF RESEARCH PROGRAM KNOW-HOW; INVENTIONS. Except as otherwise set forth herein, Research Program Know-How (including, without limitation, any patentable invention or discovery) acquired, developed or made solely by employees of one Party during the course of the Research Program ("Sole Inventions") shall be the property of such Party. Research Program Know-How (including, without limitation, any patentable invention or discovery) acquired, developed or made jointly by employees of Janssen and Rigel as determined in accordance with United States rules of inventorship, shall be owned jointly by Janssen and Rigel, each to own an undivided one-half (1/2) interest in such Research Program Know-How ("Joint Invention") except as provided and subject to the licenses granted herein. Each Party shall cooperate with the other in completing any patent applications relating to Joint Inventions, and in executing and delivering any instrument required to assign, convey or transfer to such other Party its undivided one-half (1/2) interest.

       7.4 PATENT PROSECUTION. Each Party will prepare, file, prosecute and maintain patent applications for its Sole Inventions and shall be responsible for related interference proceedings. The Parties will endeavor to ensure that such patent applications are filed before any public disclosure by either Party to maintain the validity of patent applications to be filed outside of the United States and to comply with the provisions of
Article 9. Janssen shall be responsible for filing and prosecuting applications for, and maintaining, Joint Inventions not related to Rigel Technology, using counsel of its choice, throughout the world. Janssen shall pay all expenses for filing applications for, and maintenance of, such Joint Inventions. In the event that a Party decides not to proceed with filing or prosecuting an application for, or maintaining, a Research Program Patent for which it is responsible under this Section 7.3, it shall give the other Party ninety (90) days written notice before any public disclosure or any relevant prosecution or maintenance deadline and transmit all information reasonable and appropriate relating to such Research Program Patent, and such other Party shall have the right to pursue, at its own expense, prosecution of such application for, or maintenance of, such patent.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                     19.

       7.5    INFRINGEMENT BY THIRD PARTIES.

              (a) NOTICE. Each Party shall promptly notify the other in writing of any alleged or threatened infringement of the Research Program Patents, which may adversely impact the rights of the Parties hereunder, of which it becomes aware.

              (b) ENFORCEMENT ACTION. In the event that the Parties become aware of any alleged or threatened infringement of the Research Program Patents, other than Research Program Patents relating to Rigel Technology, Janssen shall have the right, but not the obligation, to take appropriate action against any person or entity directly or contributorily infringing such Research Program Patent. In the event Janssen fails to institute an infringement suit or take other reasonable action in response to such infringement within sixty (60) days, Rigel shall have the right, but not the obligation upon thirty (30) days written notice to Janssen, to institute such suit or take other appropriate action in its own name, the joint owner's name, or both. Rigel shall have the right, but not the obligation, to take appropriate action against any person or entity directly or contributorily infringing a Research Program Patent relating to Rigel Technology. In the event Rigel fails to institute an infringement suit or take other reasonable action in response to such infringement within sixty (60) days, Janssen shall have the right, but not the obligation upon thirty (30) days notice to Rigel, to institute such suit or take other appropriate action in its own name, the joint owner's name, or both. Regardless of which Party brings an enforcement action, the other Party hereby agrees to cooperate reasonably in any such effort, including, if required, furnishing a power of attorney. The Party not bringing the action shall have the right to participate in such action at its own expense with its own counsel and in such case any recovery obtained by settlement or otherwise shall be shared by the Parties in accordance with their economic interests in such Research Program Patent.

       7.6    INFRINGEMENT OF THIRD PARTY PATENT RIGHTS.

              (a) JOINT STRATEGY. In the event that the use or sale of a Product becomes the subject of a claim of infringement of a patent, copyright or other proprietary right anywhere in the world, and without regard to which Party is charged with said infringement, and the venue of such claim, the Parties shall promptly confer to discuss the claim.

              (b) DEFENSE. Unless the Parties otherwise agree, Janssen shall assume the primary responsibility for the conduct of the defense of any such claim. Rigel shall have the right, but not the obligation, to participate in any such suit at its sole option and at its own expense. Each Party shall reasonably cooperate with the Party conducting the defense of the claim. Neither Party shall enter into any settlement that affects the other party's rights or interests without such other party's written consent, not to be unreasonably withheld.

8.     REPRESENTATIONS AND WARRANTIES

       8.1 REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other that:


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                     20.

              (a) CORPORATE POWER. It is duly organized and validly existing under the laws of its state or country of incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

              (b) DUE AUTHORIZATION. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.

              (c) BINDING AGREEMENT. This Agreement is legally binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

              (d) GRANT OF RIGHTS; MAINTENANCE OF AGREEMENTS. It has not, and will not during the term of this Agreement, grant any right to any Third Party which would conflict with the rights granted to the other Party hereunder. It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements necessary to perform its obligations hereunder.

              (e) VALIDITY. It is aware of no action, suit or inquiry or investigation instituted by any governmental agency, which questions or threatens the validity of this Agreement.

              (f) EMPLOYEE OBLIGATIONS. All of its employees, officers and consultants have executed agreements requiring in the case of employees and officers, assignment to the Party of all inventions made during the course of and as a result of their association with such Party and obligating the individual to maintain as confidential the confidential information of the Party, as well as the confidential information of a Third Party which such Party may receive.

              (g) PERFORMANCE BY AFFILIATES. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates, provided, however, that each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

       8.2 WARRANTY AND DISCLAIMER CONCERNING TECHNOLOGY. As of the Effective Date of this Agreement, it is not aware of any Third Party patents that would prevent the other Party from exercising the licenses granted herein, or would prevent a Party from carrying out the Research Program.
NOTWITHSTANDING THE FOREGOING, THE TECHNOLOGY PROVIDED BY EACH PARTY HEREUNDER IS PROVIDED "AS IS" AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                     21.

OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, each Party expressly does not warrant (i) the success of any research commenced under the Research Program or (ii) the safety or usefulness for any purpose of the technology it provides hereunder.

9.     CONFIDENTIALITY; PUBLICATION

       9.1 CONFIDENTIALITY. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving Party (the "Receiving Party") shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other Party (the "Disclosing Party") pursuant to this Agreement unless the Receiving Party can demonstrate by contemporaneous, competent written proof that such Confidential Information:

              (a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

              (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

              (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of the Agreement;

              (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality to a Third Party, by a Third Party who had no obligation to the Disclosing Party or any Third Party not to disclose such information to others; or

              (e) was independently discovered or developed by the Receiving Party without the use of Confidential Information belonging to the Disclosing Party.

       9.2 AUTHORIZED DISCLOSURE. Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:

              (a) filing or prosecuting patents relating to Research Program Technology;

              (b)    regulatory filings;

              (c)    prosecuting or defending litigation;

              (d)    complying with applicable governmental regulations;

              (e)    conducting pre-clinical or clinical trials of Products; and


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                     22.

              (f) disclosure to Affiliates, sublicensees, employees, consultants or agents who agree to be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Article 9.

       Notwithstanding the foregoing, in the event a Party is authorized to make a disclosure of the other party's Confidential Information pursuant to this
Section 9.2 it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use reasonable efforts to secure confidential treatment of such information. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. The Parties will consult with each other concerning the provisions of this Agreement to be redacted in any filings made by the Parties with the Securities and Exchange Commission or as otherwise required by law.

       9.3    PUBLICATIONS.

              (a) REVIEW AND APPROVAL. Each Party to this Agreement recognizes that the publication of papers, including oral presentations and abstracts, regarding the Research Program Know-How and the Research Program Patents, subject to reasonable controls to protect Confidential Information, will be beneficial to both Parties. However, each Party shall have the right to review and approve any paper proposed for publication by the other Party or its permitted sublicensees, including oral presentations and abstracts, which utilizes data generated from the Research Program and/or includes Research Program Know-How or Confidential Information of the reviewing Party.

              (b) REVIEW AND APPROVAL PROCESS. At least thirty (30) days before any such paper is presented or submitted for publication, the Party or its permitted sublicensee proposing publication shall deliver a complete copy to the other Party. The receiving Party shall review any such paper and give its comments to the publishing Party or its permitted sublicensee within thirty (30) days of the delivery of such paper to the receiving Party. With respect to oral presentation materials and abstracts, the Parties shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing Party with appropriate comments, if any, but in no event later than thirty (30) days from the delivery date thereof to the receiving Party. The publishing Party or its permitted sublicensee shall comply with the other Party's request to delete references to such other Party's Confidential Information in any such paper and agrees to withhold publication of same an additional ninety (90) days in order to permit the Parties to file patent application, if either of the Parties deem it necessary, in accordance with the terms of this Agreement.

       9.4 PUBLICITY. Neither Party shall, without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), originate any publicity, news release or public announcement, written or oral, whether to the public or press, relating to this Agreement, including its existence, the subject matter to which it relates, performance under it or any of its terms or to any amendment hereto, excepting only such announcements as in the opinion of counsel for the Party making such announcement is required by law to be made. Any such announcements shall be factual and as brief as possible. If a Party decides to make an


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                     23.

announcement required by law, it will give the other Party 10 business days' advance written notice, where possible, of the text of the announcement so that the other Party will have an opportunity to comment upon the announcement. To the extent that the receiving Party requests that any information in the materials proposed to be disclosed be deleted, the disclosing Party shall request confidential treatment of such information pursuant to any applicable rules or regulations (including those of the Securities and Exchange Commission) relating to the confidential treatment of such information so that there be omitted from the materials that are proposed to be disclosed any information that the receiving Party reasonably requests to be deleted. The Parties shall mutually agree upon a press release to be made on or promptly after the Effective Date. Any information which has been disclosed to Third Parties pursuant to this Section 9.4 may be repeated in whole or in part in any subsequent disclosures or statements to Third Parties without the restrictions contained herein.

10.    TERM AND TERMINATION

       10.1 TERM OF THE AGREEMENT. This Agreement shall become effective upon the Effective Date and continue, unless earlier terminated pursuant to Section
10.2 or 10.3, until the expiration of the last to expire patent claiming a Product (the "Term of Agreement").

       10.2   EARLY TERMINATION.  This Agreement shall terminate upon thirty
(30) days prior notice by Rigel (a) if Janssen has not selected a Preliminary Target-Peptide Pair for further evaluation pursuant to Section 3.4 prior to the expiration of the Research Period or, (b) if Janssen does not initiate compound screening as provided in Section 3.6 prior to the expiration of the latest to expire Exclusivity Term.

       10.3 TERMINATION FOR BREACH. In the event that (a) either Party shall commit a material breach at any time and (b) such defaulting Party shall fail to remedy such material breach within sixty (60) days after the date of notice thereof by the non-defaulting Party to the defaulting Party (or, if such material breach cannot be remedied within sixty (60) days, such longer period of time as may be reasonably necessary provided the defaulting Party commences to remedy such material breach within such sixty (60) day period and thereafter proceeds promptly and diligently to complete such remedy) (with respect to the defaulting Party, an "Event of Default"), then the non-defaulting Party may at any time thereafter terminate this Agreement.

       10.4 JANSSEN REMEDIES UPON TERMINATION. If this Agreement is terminated as a result of an Event of Default by Rigel, the licenses granted in
Article 5 herein shall survive such termination. In such event, Janssen's obligations in Article 6 shall survive, except that all royalty rates shall be reduced by fifty percent.

       10.5   RIGEL CHANGE OF CONTROL.

              (a) If a Rigel Change of Control (as defined below) occurs during the Research Period, then Janssen shall have the right, in its sole discretion, to terminate the Research Program and the Research Period by giving thirty (30) days' prior written notice thereof


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                     24.

to Rigel at any time during the sixty (60) day period following the occurrence of the Rigel Change of Control. Upon such termination by Janssen pursuant to this subsection (a), then:

                     (i)    all unspent research funds paid to Rigel pursuant to
Section 6.2 shall be returned promptly to Janssen; and

                     (ii) Rigel shall have no further obligation to transfer VTPPs or Rigel Technology Assays, or provide other assistance to Janssen for Internal Janssen Research;

                     (iii) Section 2, 3 (except for Sections 3.6 (Compound Screening; Diligence) and 3.7 (Additional Janssen Right to Validated Target-Peptide Pair), 5.1, 5.6, 5.7, and 7.2 shall terminate;

                     (iv) all other terms and conditions of this Agreement shall continue in full force and effect.

              (b) For the purpose of this Section 10.5, a "Rigel Change of Control" shall have occurred only at such time as a Third Party with (i) annual sales of pharmaceutical and diagnostic products of more than one billion dollars, and (ii) a market capitalization of more than fifteen billion dollars acquires, in one transaction or a series of transactions, either (y) all or substantially all of the assets of Rigel, or (z) more than 50% of the outstanding voting securities of Rigel (whether by stock acquisition, merger or otherwise).

       10.6 TERMINATION NOT SOLE REMEDY. Termination is not the sole remedy under this Agreement, and, whether or not termination is effected, all other remedies will remain available except as agreed to otherwise herein (including, without limitation, any remedies in favor of Janssen referred to in Paragraph 10.5).

11.    INDEMNITY

       11.1 RESEARCH AND DEVELOPMENT INDEMNIFICATION. Each Party (the "Indemnifying Party") shall indemnify, defend and hold the other Party (the "Indemnified Party") harmless from and against any and all liabilities, claims, damages, costs, expenses or money judgments incurred by or rendered against the Indemnified Party and its Affiliates and sub-licensees incurred in the defense or settlement of a Third Party lawsuit or in a satisfaction of a Third Party judgment arising out of any injuries to person and/or damage to property resulting from (a) negligence of the Indemnifying Party performed in carrying out the development program hereunder, and (b) personal injury to the Indemnified Party's employees or agents or damage to the Indemnified Party's property resulting from acts in carrying out activities contemplated by this Agreement.

       11.2 PRODUCT LIABILITY. Janssen hereby agrees to indemnify, hold harmless and defend Rigel and its directors, officers, employees, and agents against any claim or claims, including, but not limited to liability, suits, actions, demands, expenses and/or loss including reasonable legal expenses and attorneys fees, arising from bodily injury and death, resulting from or arising out of the manufacture, use or sale of Products by Janssen, its Affiliates and sub-licensees.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                     25.

       11.3 CONTROL OF DEFENSE. Any entity entitled to indemnification under this Article shall give notice to the indemnifying Party of any Claims that may be subject to indemnification, promptly after learning of such Claim, and the indemnifying Party shall assume the defense of such Claims with counsel reasonably satisfactory to the indemnified Party. If such defense is assumed by the indemnifying Party with counsel so selected, the indemnifying Party will not be subject to any liability for any settlement of such Claims made by the indemnified Party without its consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified Party with respect to such Claims.

12.    GOVERNING LAW; DISPUTE RESOLUTION

       12.1 GOVERNING LAW. This Agreement shall be governed by Delaware law, as such law applies to contracts entered into in Delaware by residents of Delaware.

       12.2 COMPLIANCE WITH LAWS. The Parties shall comply with all applicable laws, rules, regulations and orders of the United States and all jurisdictions and any agency or court thereof in connection with this Agreement and the transactions contemplated thereby.

       12.3 DISPUTE RESOLUTION. Except as provided in Section 2.3 above, in the event of a dispute, the Parties shall refer such dispute to a designated executive of Rigel and a designated executive of Janssen for attempted resolution by good faith negotiations within thirty (30) days after such referral is made. In the event such executives are unable to resolve such dispute within such thirty (30) day period, either Party may invoke the provisions of Section 12.4 below.

       12.4   JURISDICTION AND VENUE.  Except as provided in Section 2.3 and
12.3 above, any claim or controversy arising out of or related to this Agreement or any breach hereof shall be adjudicated in the state and federal courts having jurisdiction over disputes arising in the State of Delaware, and the Parties hereby consent to the jurisdiction and venue of such court.

13.    PRODUCT DEVELOPMENT AND COMMERCIALIZATION

       13.1 JANSSEN'S DEVELOPMENT RESPONSIBILITIES. Janssen shall be solely responsible for and have the sole right to select a compound for development into a Product. Once such a compound is selected for development, Janssen shall be solely responsible for and shall have the sole right to develop such compound throughout Pre-phase I and Phases I, II and III including making all Drug Approval Applications and obtaining all Regulatory Approvals on a worldwide basis. In this regard, Janssen agrees to carry out development of such compound consistent with its normal business practices. This development effort shall include the right to slow or terminate development and all other actions deemed by Janssen to be reasonable in the development of the compound. Moreover, Janssen shall be responsible for all cost and expenses in connection with such development efforts.

       13.2 MARKETING OBLIGATIONS. All business decisions, including, but not limited to, the design, sale, price and promotion of Products under this Agreement and the decision whether to market any particular Product shall be within the sole discretion of Janssen. Any marketing of a


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                     26.

Product in one market or country shall not obligate Janssen to market said Product in any other market or country. Furthermore Janssen makes no representation or warranty that the market of a Product shall be the exclusive means by which Janssen will participate in any therapeutic field.

14.    GENERAL PROVISIONS

       14.1 NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified mail addressed to the signatory to whom such notice is required or permitted to be given and transmitted by facsimile to the number indicated below. All notices shall be deemed to have been given when mailed, as evidenced by the postmark at the point of mailing, or faxed; provided that such fax is confirmed by electronic confirmation of transmission.

All notices to Janssen shall be addressed as follows:

              Janssen Pharmaceutica N.V.
              Turnhoutseweg 30
              2340 Beerse, BELGIUM
              Attention: Executive Vice President
              Fax:  (32+14) 60-28-41

with a copy to:

              Office of General Counsel
              Johnson & Johnson
              One Johnson & Johnson Plaza
              New Brunswick, New Jersey 08933 U.S.A.,
              Telephone (732) 524-2485,
              Telecopy (732) 524-2788

All notices to Rigel shall be addressed as follows:

              Rigel Pharmaceuticals, Inc.
              772 Lucerne Drive
              Sunnyvale, California  94086
              Attn:  President
              Fax:  (408) 736-1588

with a copy to:

              Cooley Godward LLP
              Five Palo Alto Square
              3000 El Camino Real
              Palo Alto, California  94306
              Attn:  Robert L. Jones, Esq.
              Fax:  (650) 857-0663


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                     27.

       Any Party may, by written notice to the other, designate a new address or fax number to which notices to the Party giving the notice shall thereafter be mailed or faxed.

       14.2 FORCE MAJEURE. No Party shall be liable for any delay or failure of performance to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that the Party claiming excuse uses its best efforts to overcome the same.

       14.3 ENTIRETY OF AGREEMENT. This Agreement embodies the entire, final and complete agreement and understanding between the Parties and replaces and supersedes all prior discussions and agreements between them with respect to its subject matter. No modification or waiver of any terms or conditions hereof shall be effective unless made in writing and signed by a duly authorized officer of each Party.

       14.4 NON-WAIVER. The failure of a Party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

       14.5 DISCLAIMER OF AGENCY. Neither Party is, or will be deemed to be, the legal representative or agent of the other, nor shall either Party have the right or authority to assume, create, or incur any Third Party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

       14.6 SEVERABILITY. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either Rigel or Janssen deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. To the extent possible, the Parties shall revise such invalidated provision in a manner that will closely approximate the parties' original intent.

       14.7 AFFILIATES; ASSIGNMENT. Except as otherwise provided herein, neither Party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other Party, not to be unreasonably withheld; PROVIDED, HOWEVER, that either Party may assign this Agreement to any of its Affiliates or to any successor by merger or sale of substantially all of its business unit to which this Agreement relates in a manner such that the assignor will remain liable and responsible for the performance and observance of all its duties and obligations hereunder. This Agreement shall be binding upon the successors and permitted assigns of the Parties. Any attempted delegation or assignment not in accordance with this Section 14.7 shall be of no force or effect

       14.8 HEADINGS. The headings contained in this Agreement have been added for convenience only and shall not be construed as limiting.

       14.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                     28.

       14.10 ENGLISH LANGUAGE. This Agreement has been prepared in the English language and shall be construed in the English language.

       14.11 LICENSOR BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement by Rigel to Janssen are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under section 101(60) of the Bankruptcy Code. The Parties agree that Janssen, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Rigel agrees during the term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, of all such intellectual property. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Rigel under the Bankruptcy Code, Janssen shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, shall be promptly delivered to Janssen, upon written request therefor by Janssen, (a) upon any such commencement of a bankruptcy proceeding, unless Rigel elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under clause (a) above, upon the rejection of this Agreement by or on behalf of Rigel.

       14.12 NO OTHER REPRESENTATIONS. Each of the Parties hereto acknowledges and agrees (a) that no representation or promise not expressly contained in this Agreement has been made by the other Party hereto or by any of its agents, employees, representatives or attorneys; (b) that this Agreement is not being entered into on the basis of, of in reliance on, any promise or representation, expressed or implied, covering the subject matter hereof, other than those which are set forth expressly in this Agreement; and (c) that each Party has had the opportunity to be represented by counsel of its own choice in this matter, including the negotiations which preceded the execution of this Agreement.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                     29.

       IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement.


RIGEL PHARMACEUTICALS, INC.        JANSSEN PHARMACEUTICA, N.V.



By:    /s/ James Gower             By:    /s/ Gustav van Reet
   -----------------------------      --------------------------------------
Name:  Jim Gower                   Name:  Dr. Gustav van Reet
Title: President and CEO           Title: Managing Director



                                   By: /s/ Didier de Chaffoy de Courcelles
                                      --------------------------------------
                                   Name:  Didier de Chaffoy de Courcelles
                                   Title: Vice President Biological Research


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                     30.

                                     EXHIBIT A

                                   RESEARCH PLAN

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                     31.

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                                   SYNOPSIS

                      RIGEL-JANSSEN COLLABORATION PROPOSAL

APPROACH: To identify targets that regulate cell cycle checkpoint control mechanisms. This will be accomplished by introducing into selected tumor cells using proprietary retroviral delivery-vectors cDNA libraries and constrained [ * ] random peptide libraries in order to alter the cellular phenotype of specific tumor cells. Using this approach in tumor cells, which exhibit uncontrolled proliferation, target-peptide pairs will be identified which restore normal cell-cycle progression [ * ]

cDNA LIBRARIES: [ * ]

PEPTIDE LIBRARIES: The first library to be tested will be a constrained [ * ] random peptide library. Other libraries will be screened as necessary.

CELL LINES FOR PRIMARY SCREENS: [ * ]

PRIMARY SCREENS: For each of the above tumor cell lines, retrovirally delivered libraries (cDNA and random constrained peptide) will be introduced into cells. [ * ]

SECONDARY SCREENS: Individual cDNA and peptide hits from the primary screens will be evaluated in the same FACS assay as above, [ * ]

PATHWAY MAPPING. Using the Yeast Two-Hybrid (YTH) technology cDNA hits (those found by Rigel in their functional screens, or by Janssen, [ * ]) will be used in YTH to find their interacting protein partners, and these will be evaluated in the above assays for function. [ * ] The goal is to identify peptide-protein pairs that restore proteins in normal cell cycle responses in a significant number of tumor cell lines.

RESOURCES: [ * ] for 36 months.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

   IDENTIFICATION OF FUNCTIONAL PEPTIDE-TARGET INTERACTIONS REGULATING CELL
                           CYCLE IN SPECIFIC TUMOR CELLS

                              JANSSEN PROJECT OUTLINE

INTRODUCTION

The hallmark of a malignant cell is uncontrolled proliferation. This phenotype is acquired through the accumulation of gene mutations, the majority of which promote passage through the cell cycle. [ * ] THE GOAL OF THIS PROPOSAL IS TO IDENTIFY PEPTIDE/PROTEIN INTERACTIONS THAT INHIBIT THE ABILITY OF SPECIFIC TUMOR CELLS TO PROLIFERATE, BY ALTERING THEIR CAPACITY TO TRANSIT THROUGH VARIOUS STAGES OF THE CELL CYCLE. [ * ] The identification of these targets will allow for low molecular weight compound screening to isolate activators or inhibitors of cell cycle checkpoint pathways.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Table 1 Summary of screens to identify functional peptide-target interactions regulating cell cycle in specific tumor cells.

----------------------------------------------------------------------------------
                                                       LIBRARY STRUCTURE +
 SCREENING APPROACH                    READOUT          TARGETING MOTIF
----------------------------------------------------------------------------------
 1.     Functional screening with      [ * ]               -      [ * ]
        peptide libraries for
        inhibitors of tumor cell
        progression through
        various phases of the cell
        cycle
----------------------------------------------------------------------------------
 2.     Functional analysis of         [ * ]
        proteins [ * ] isolated by
        Janssen implicated in
        cell-cycle control.
        [ * ]                                          -      [ * ]

        [ * ]                                          -      [ * ]
        [ * ]                                          -      [ * ]
----------------------------------------------------------------------------------
 3.     Elucidation of the                             -
        signaling pathways that
        mediate the control of
        cell cycle checkpoints In
        specific tumor cells

        [ * ]                          [ * ]           -      [ * ]
----------------------------------------------------------------------------------
        [ * ]                          [ * ]           -      [ * ]
        [ * ]                          [ * ]           -      [ * ]
----------------------------------------------------------------------------------

*      NLS = nuclear localization sequence

A.     SPECIFIC AIMS

       The outline of the Specific Aims below, is followed by a more detailed discussion of the Experimental Methods and the Design of the Project.

       SPECIFIC AIM 1:

       FUNCTIONAL SCREENING WITH PEPTIDE LIBRARIES FOR INHIBITORS OF TUMOR CELL PROGRESSION THROUGH VARIOUS PHASES OF THE CELL CYCLE.

       Screens in specific aim 1 will be conducted on a panel of tumor cell lines to be chosen by Janssen. These cell lines will be selected based on their representation of important oncology markets, biological significance, and clinical relevance. The characteristics of the tumor cell lines are detailed in an addendum to be provided by Janssen. [ * ]

       [ * ] Peptides that demonstrate desirable characteristics will be used as bait in a yeast two-hybrid screen to locate their intracellular binding partners (see specific aim 3.1 for details). The right-hand side of Figure 1 illustrates this identification cycle for functional peptide-target protein interactions (the left-hand side will be discussed in section 2.3 and 3.3 below).

       DIAGRAM


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

       SPECIFIC AIM 2:

       FUNCTIONAL ANALYSIS OF PROTEINS IMPLICATED IN CELL CYCLE CHECKPOINT CONTROL.

       Cell cycle checkpoint control proteins, selected by Janssen scientists, will be subjected to a detailed functional analysis to establish their potential as targets for further pharmaceutical development. Initial examples will include, but are not limited to, [ * ]

              2.1 Retroviral-Mediated Functional Analysis Of Cell Cycle Control Proteins.

       Cell cycle control genes selected by Janssen will be cloned into Rigel's proprietary retroviral expression system for stable transduction into selected tumor lines. Optimized infection protocols will be developed for each cell line. Transduced cells will be analyzed for cell cycle effects and changes in apoptotic responses [ * ]

              2.2 LARGE-SCALE RANDOM-MUTAGENESIS ANALYSIS OF CELL CYCLE CONTROL PROTEINS: GENERATION OF LIBRARIES OF MUTANT PROTEINS.

       [ * ]

              2.3    CELL CYCLE CONTROL PROTEIN-BINDING PEPTIDE LIBRARY SCREEN.

       [ * ]

       SPECIFIC AIM 3:

       ELUCIDATION OF THE SIGNALING PATHWAYS THAT MEDIATE THE CONTROL OF CELL CYCLE CHECKPOINTS IN SPECIFIC TUMOR CELLS

       Specific aim 3 represents the final phase in the derivation of functional-based peptide-protein pairs that are members of a pathway(s) that regulate cell cycle in specific tumor cells.

              3.1 TWO-HYBRID SCREENING OF PEPTIDE HITS TO IDENTIFY FUNCTIONAL PEPTIDE-TARGET PROTEIN PAIRS.

       The peptide hits identified in Specific will be used as bait in a two-hybrid screen to identify their intracellular binding partners (Appendix
D). This will identify peptide-target pairs that can be further assessed in secondary and orthogonal assays to be determined by the Rigel-Janssen joint research committee for their potential to specifically inhibit tumor cells progression through various phases of the cell cycle. These protein targets will also be subjected to additional two-hybrid screening to identify neighboring interacting proteins that may also regulate the cell cycle and proliferation of tumor cells (see 3.3 below).

              3.2 ISOLATION OF PEPTIDES THAT BIND TO SPECIFIC PROTEINS IMPLICATED IN CELL CYCLE REGULATION AND DETERMINATION OF THEIR ABILITY TO SPECIFICALLY INHIBIT TUMOR REPLICATION AND PROGRESSION THROUGH VARIOUS PHASES OF THE CELL CYCLE.


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

       The cell cycle control proteins selected by Janssen (see Specific Aim 2.1) will be subjected to a two-hybrid screen using a combinatorial peptide library to identify specific binding peptides (Appendix E). [ * ] The isolated target-binding peptides will be assessed for their ability to inhibit cell cycle progression in tumor cells. Validated peptide hits will be subjected to secondary assays to confirm their function and specificity.

              3.3    CELL CYCLE CHECKPOINT PATHWAY MAPPING.

       The protein targets identified above (Specific Aim 2 and 3.1) will be screened for additional interactions with other proteins by yeast two-hybrid technology (Appendix D). These binding proteins will be assayed for their ability to halt tumor cell progression through various cell cycle phases. Those that have function in this basic assay will be subjected to a two-hybrid screen using a combinatorial peptide library to identify specific binding peptides (Appendix F). [ * ] The isolated target-binding peptides will be assessed for their ability to inhibit cell cycle progression in tumor cells. Validated peptide hits will be subjected to secondary assays to confirm their function and specificity. This process represents a reverse of what was described earlier in Specific Aim 1 and is illustrated in the left-hand side of Figure 1.

B.     EXPERIMENTAL DESIGN AND METHODS

       SPECIFIC AIM 1:

       FUNCTIONAL SCREENING WITH PEPTIDE LIBRARIES FOR INHIBITORS OF TUMOR CELL PROGRESSION THROUGH VARIOUS PHASES OF THE CELL CYCLE.

RATIONALE:

       Altered regulation of proteins that control cell cycle checkpoints may result in chromosomal instability which underlies the transformed state of many tumor cells. Using Rigel's high throughput genetic screens, it is expected that novel tumor-specific targets will be identified, which when bound to a peptide, will result in the cell being blocked from exiting a specific phase of the cell cycle.

       [ * ]

              1.1 PEPTIDE LIBRARY SCREENING AND TARGET IDENTIFICATION USING A CELL CYCLE CHECKPOINT ASSAY.

       [ * ]

                                       [ * ]

       [ * ]

       SPECIFIC AIM 2:


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

FUNCTIONAL ANALYSIS OF PROTEINS IMPLICATED IN CELL CYCLE CHECKPOINT CONTROL

RATIONALE:

       [ * ]

              2.1 RETROVIRAL-MEDIATED FUNCTIONAL ANALYSIS OF CELL CYCLE CONTROL PROTEINS.

       [ * ]

              2.2 LARGE SCALE RANDOM-MUTAGENESIS ANALYSIS OF CELL CYCLE CONTROL PROTEINS: GENERATION OF LIBRARIES OF MUTANT PROTEINS.

       [ * ]

              2.3    CELL CYCLE CONTROL PROTEIN-BINDING PEPTIDE LIBRARY SCREEN.

       [ * ]

       SPECIFIC AIM 3:

       ELUCIDATION OF THE SIGNALING PATHWAYS THAT MEDIATE THE CONTROL OF CELL CYCLE CHECKPOINTS IN SPECIFIC TUMOR CELLS

RATIONALE:

       Peptides that inhibit the ability of tumor cells to transit through specific phases of the cell cycle do so by binding to intracellular proteins that am members of pathways which control cell replication. Identification of functional Peptide-target Protein Pairs which significantly alter these responses will enable screening [ * ] compounds.

              3.1 TWO-HYBRID SCREENING OF PEPTIDE HITS TO IDENTIFY FUNCTIONAL PEPTIDE-TARGET PROTEIN PAIRS.

       [ * ]

              3.2 ISOLATION OF PEPTIDES THAT BIND TO SPECIFIC PROTEINS IMPLICATED IN CELL CYCLE REGULATION AND DETERMINATION OF THEIR ABILITY TO SPECIFICALLY INHIBIT TUMOR REPLICATION AND PROGRESSION THROUGH VARIOUS PHASES OF THE CELL CYCLE.

       [ * ]

              3.3    CELL CYCLE CHECKPOINT PATHWAY MAPPING.

The second-level two-hybrid screening of protein targets that bind to peptide hits (from Specific Aim 3.1), or cell cycle control proteins selected by Janssen (Specific Aim 2.1), is referred to as functional-based pathway mapping. This will elucidate interacting members within the cell cycle


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

checkpoint control pathway. These interacting proteins will be assayed for their ability to modulate growth and progression through the cell cycle in "normal" and tumor cell lines. [ * ] These binding peptides will then be assessed for their ability to inhibit growth and cell cycle progression in tumor cells. Individual peptide hits will be subjected to secondary assays to confirm their function and specificity. This will produce additional peptide/protein pairs capable of regulating tumor growth.

C. INITIAL STEPS FOR TARGET IDENTIFICATION/VALIDATION (SEE FLOWCHART IN APPENDIX K)

       It is important to recognize that once a protein target has been identified that binds to a confirmed peptide hit, by virtue of the functional screen that produced the peptide hit the functional relationship of the target protein to the pathway of interest is defined for that particular cell type. False positives only arise if the peptide hit binds to additional proteins not related to the functional pathway altered by the peptide hit. Below is a protocol to discriminate false positives from pathway specific peptide/protein target pairs.

       [ * ]

       Some or all of the above methods can be employed to confirm that a peptide/protein pair, identified in the initial screen functions. It will be the task of the joint scientific board from Rigel and Janssen to determine which assays are necessary to sufficiently define a functional peptide/protein pair for the next phase of development, specifically small molecular weight compound screening.

D.     HEADCOUNT

       To run optimally, the project will take [ * ] :

[ * ]


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BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                     APPENDIX A

                                        [ * ]


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EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS
AMENDED.

                                     APPENDIX B

         FUNCTIONAL SCREEN FOR PEPTIDE INHIBITORS OF TUMOR CELL PROGRESSION

                                        [ * ]


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AMENDED.

                                     APPENDIX C

          MUTAGENIC PCR GENERATES A LIBRARY OF RANDOM TARGET CDNA VARIANTS

                                        [ * ]


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

                                    APPENDIX D

                             YEAST TWO-HYBRID SCREENING

                                       [ * ]


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

                                        [ * ]

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EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS
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                                       1

                              Yeast Two-Hybrid Screening

                                        [ * ]



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                                       2

                         From Identified Gene to Peptide Hits

                                        [ * ]

                                      Appendix E


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
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                                       3

                                     Appendix F

    Retrovirally expressed cell cycle control proteins and peptides induce cell cycle arrest

                                      DIAGRAM

                                      DIAGRAM

                                      DIAGRAM


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                                       4

                                     Appendix G

Protocol for Transfection of Phoenix Cells and Infection of Nonadherent Target Cells

DIAGRAM

Day 1:

Seed Phoenix cells (Es or As) in 10cm plates at 5 x 10x6 cells in 6 ml (DMEM + 10% FBS + Pen/Strep) per plate the day before transfection.

Day 2:

Allow all reagents to reach room temperature 30 min. before starting. Add 50 microM chloroquine at 8 microliter/plate (50 microM final) before preparing the transfection solution.

Mix CaPO4 reagents in 15 ml polypropylene tube:

Per plate:     10 micrograms DNA
              122 microliters 2M CaCl2
              876 microliters H2O
              1.0 ml 2X HBS

Add 2X HBS and depress the expulsion button completely to bubble air through the mix for 10 secs. Immediately add mixture gently dropwise to plate. Incubate 3-8 hours. Remove medium and replace with 6.0 ml DMEM-medium.

Day 3:

Change medium again to 6.0 mls of medium optimal for the cells to be infected. Move to 32 degree C either in the morning or afternoon depending on the Phoenix cell confluency and whether you will infect at 48 or 72 hrs after transfection.

Day 4 or 5:

Collect virus supernatant from transfected plates (6.0 ml) into 50 ml tubes and add protamine sulfate to a final concentration of 5 micrograms/ml. Pass through a 0.45 microm filter. Count target cells and distribute 10x7 cells per 10 cm plate transfected to 50 ml tubes and pellet 5 min. Resuspend each pellet of target cells in virus supernatant and transfer to a 6 well plate at 1.0-1.2 ml per well. Seal plate with parafilm and centrifuge at RT for 30-90 min. at 2500 RPM. Remove parafilm and incubate plate over night at 37 degrees C.

Day 5:

Collect and pellet each well of target cells. Resuspend in 3 ml medium and transfer back to the same 6 well plate. Infection can be repeated by refeeding the Phoenix cells with 6ml fresh medium and reinfecting the same cells again up to 3 times to increase % of cells infected (for instance at 48, 56, and 72 hours)


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                                       5

Day 7 or 8:

At 48 to 72 hrs. post infection, target cells are ready to analyze for expression.


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                                       6

                                     APPENDIX H

                                        [ * ]


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EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS
AMENDED.

                                     APPENDIX I

                         RETROVIRAL LIBRARY DESIGN FEATURES

                                        [ * ]


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
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AMENDED.

                                    APPENDIX J

                                       [ * ]










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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                     APPENDIX K

                         FLOW CHART FOR FUNCTIONAL SCREENS

                (IDENTIFICATION OF FUNCTIONAL PEPTIDE/PROTEIN PAIRS)

                                        [ * ]


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                           RIGEL - JANSSEN COLLABORATION

                                        [ * ]


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
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AMENDED.

                            TIMELINES FOR RIGEL SCREENS

                                        [ * ]





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AMENDED.

                           RIGEL - JANSSEN COLLABORATION

                   IDENTIFICATION OF NOVEL DRUG DISCOVERY TARGETS

                                       [ * ]

                                       [ * ]

                                       [ * ]





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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                           RIGEL - JANSSEN COLLABORATION

                   IDENTIFICATION OF NOVEL DRUG DISCOVERY TARGETS

                                       [ * ]

                                       [ * ]

                                       [ * ]

                                       [ * ]

                                       [ * ]

                                       [ * ]

                                       [ * ]

                                       [ * ]

                                       [ * ]

                                       [ * ]

                                       [ * ]




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                           RIGEL - JANSSEN COLLABORATION

                   IDENTIFICATION OF NOVEL DRUG DISCOVERY TARGETS

                                       [ * ]

                                       [ * ]

                                       [ * ]

                                       [ * ]

                                       [ * ]

                                       [ * ]

                                       [ * ]

                                       [ * ]




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                           RIGEL - JANSSEN COLLABORATION

                   IDENTIFICATION OF NOVEL DRUG DISCOVERY TARGETS

                                       [ * ]

                                       [ * ]

                                       [ * ]

                                       [ * ]

                                       [ * ]

                                       [ * ]





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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                           RIGEL - JANSSEN COLLABORATION

                                       [ * ]

                                       [ * ]






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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                           RIGEL - JANSSEN COLLABORATION

                                       [ * ]

                                       [ * ]

                                       [ * ]

                                       [ * ]

                                       [ * ]





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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
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AMENDED.

                           RIGEL - JANSSEN COLLABORATION

                                       [ * ]

                                       [ * ]

                                       [ * ]






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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
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                                        19

                                     EXHIBIT B

                              RIGEL TECHNOLOGY ASSAYS


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                                      20

                                     EXHIBIT C

                                  FORM OF INVOICE


[Rigel Letterhead]

                                             INVOICE NO. [__]

[Invoice Date]
Janssen Pharmaceutica NV
[ * ]

COLLABORATION AGREEMENT BETWEEN RIGEL, INC. AND JANSSEN PHARMACEUTICA, N.V. DATED DECEMBER 4, 1998

Dear [ * ]

Pursuant to Section [ ] of the above agreement, please pay to Rigel the following amount for [description of services for research funding or a milestone event for milestone payments, or make reference to net sales report from Janssen for royalty payments]:

                                     US$ [  ]

Please remit the above amount within fifteen (15) days from the date this invoice by wire transfer to the following account:

                               [account information]

Sincerely,

Rigel, Inc.


----------------------------


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                                      21

                                     EXHIBIT D

                                STANFORD AGREEMENTS


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AMENDED.

                                      AGREEMENT

Effective as of October 7, 1996 ("Effective Date"), THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California ("STANFORD") and RIGEL PHARMACEUTICALS, INC., a Delaware corporation having a principle place of business at 24 Windsor Drive, Hillsborough, CA 94010 ("RIGEL"), agree as follows:

1.   BACKGROUND.

     1.1  STANFORD has an assignment of U.S. Patent Application No.
08/589,109, entitled "Methods for Screening for Transdominant Effector Peptides and RNA Molecules" (the "NOLAN/ROTHENBERG PATENT APPLICATION") claiming an invention developed in the laboratory of Dr. Garry Nolan (the "Invention"), and any Licensed Patent(s), as hereinafter defined, which may claim such Invention.

     1.2 STANFORD has certain biological materials and other know-how ("Know-How"), as herein defined, pertaining to the Invention.

     1.3 STANFORD desires to have the Know-How and Invention perfected and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.

     1.4 RIGEL desires a license under said Know-How, Invention, and Licensed Patent(s) in the field of use of gene transfer technologies, including retrovirally mediated nucleic acid libraries, for drug development, drug delivery, drug screening, and target analysis and discovery associated with the development, manufacture, use and sale of Licensed product(s), as defined below.

     1.5 RIGEL acknowledges that certain of the Cell Lines (as defined below) were made in the course of research supported by Progenesys.

     1.6 The patent application entitled "Methods for Screening for Transdominant Intracellular Effector Peptides and RNA Molecules," which claims technology useful in the field and which was developed in the laboratory of Dr. Garry Nolan (the "Nolan Patent Application"), has previously been assigned to RIGEL.

2.   DEFINITIONS.

     2.1 "LICENSED BIOLOGICAL MATERIALS" means the materials listed on Exhibit A, including certain vector libraries ("Vector Libraries") and cell lines ("Cell Lines") set forth therein, as amended from time to time upon the parties' mutual written consent.

     2.2 "LICENSED KNOW-HOW" means all know-how necessary or useful for the commercial exploitation of the Licensed Patents in the Licensed Field of Use, including without limitation all know-how, trade secrets, protocols, information, processes or other subject matter



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which is either disclosed in the Nolan/Rothenberg Patent Application, or necessary or useful to practice the licenses granted to RIGEL in this Agreement with respect to the Invention. Licensed Know-How excludes the Licensed Patents and includes the Licensed Biological Materials.

     2.3 "LICENSED PATENT(S)" means any Letters Patent, both foreign (subject to Section 7) and domestic, issued upon (i) the Nolan/Rothenberg Patent Application (STANFORD's U.S. Patent Application, Serial Number 08/589,109 filed January 23, 1996), (ii) any substitutions, divisionals, continuations, and continuations-in-part (to the extent such continuations-in-part claim subject matter disclosed or claimed in the Nolan/Rothenberg Patent Application as filed on January 23, 1996 and to the extent that the practice of an invention claimed in a Licensed Patent issuing from a patent application other than such continuation-in-part would infringe a claim of Licensed Patent issuing from such continuation-in-part), and (iii) any foreign counterparts of (i) or (ii).

     2.4 "LICENSED TECHNOLOGY" means the Licensed Patent(s) and the Licensed Know-How.

     2.5  "LICENSED PRODUCT(S)" means:

          (a) any product, the manufacture, use, sale, offer for sale or import of which:

                    (1) is covered by a valid claim of an issued, unexpired Licensed Patent(s) directed to the Invention (claim of an issued, unexpired Licensed Patent(s) shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken), or

                    (2) is covered by any claim being prosecuted in a pending application directed to the Invention, which claim has not been pending for more than three (3) years from first filing of such claim;

          (b) any product which directly incorporates any of the Licensed Biological Materials; or

          (c) any product which would not, but for the use of the Licensed Biological Materials, have been identified, discovered, or developed.

     2.6  "NET SALES" means the gross revenue derived by RIGEL and/or
RIGEL's sublicensee(s) from the sales of Licensed Product(s), less the following items but only insofar as they actually pertain to the disposition of such Licensed Product(s) by RIGEL or RIGEL's sublicensee(s), are included in such gross revenue, and are separately billed:

          (a)  Import, export, excise and sales taxes, and custom duties;

          (b) Credit for returns, allowances, trades, or retroactive price adjustments;

          (c)  Transportation charges, issuances and allowances;


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          (d)  Discounts actually allowed; or

          (E) Royalties payable to third parties on the manufacture, use, sale, offer for sale or import of Licensed Products.

     2.7 "LICENSED FIELD OF USE" means the use of gene transfer technologies, including retrovirally mediated nucleic acid libraries, for drug development, drug delivery, and target analysis and discovery. Solely with respect to the [ * ] Cell Lines set forth on Exhibit A, the Licensed Field of Use excludes the use of such Cell Lines, derivatives or vectors thereof or other tangible products that are a direct lineal descendent from such Cell Lines (although obtained in any manner therefrom), wherein cells treated with any one or more of the aforementioned materials are contained within a human subject or are subsequently transplanted into a human subject.

     2.8 "EXCLUSIVE" means that, subject to Article 4, STANFORD shall not grant further licenses in the Licensed Field of Use.

3.   GRANT.

     3.1 STANFORD hereby grants and RIGEL hereby accepts a worldwide license in the Licensed Field of Use under STANFORD's right, title and interest in the Licensed Patents and the Vector Libraries to make, use, sell, offer for sale and import Licensed Product(s).

     3.2 The license granted in Section 3.1 is Exclusive, including the right to sublicense pursuant to Article 13, in the Licensed Field of Use for a term (the "Exclusivity Term") commencing as of the Effective Date and ending on the first to occur of the following:

          (a)  twenty (20) years from the Effective Date; or

          (b) ten (10) years from the date of first commercial sale of a Licensed Product(s) by RIGEL or RIGEL's sublicensee(s). RIGEL agrees to promptly inform STANFORD in writing of the date of first commercial sale of Licensed Products. After expiration of the Exclusivity Term, said license shall become nonexclusive and continue indefinitely.

     3.3 STANFORD additionally grants, and RIGEL hereby accepts, a worldwide, nonexclusive license in the Licensed Field of Use under STANFORD's right, title and interest in the Licensed Know-How other than the Vector Libraries to make, use, sell, offer for sale and import Licensed Product(s). The term of such nonexclusive license shall commence upon the Effective Date and, continiue indefinitely.

     3.4 Notwithstanding the Exclusive license granted to RIGEL, pursuant to Sections 3.1 and 3.2, STANFORD shall have the right to practice the Licensed Patents and to use the Vector Libraries for non-commercial, academic research purposes.

4.   GOVERNMENT RIGHTS.


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     This Agreement is subject to all of the terms and conditions of Title 35
United States Code Sections 200 through 204, including an obligation that Licensed Product(s) sold or produced in the United States be "manufactured substantially in the United States," and RIGEL agrees to take all reasonable action necessary on its part as licensee to enable STANFORD to satisfy its obligation thereunder, relating to the Invention. STANFORD agrees to provide reasonable assistance to RIGEL in the event RIGEL decides to seek a waiver under such domestic manufacture equipment.

5.   DILIGENCE.

     5.1 As an inducement to STANFORD to enter into this Agreement, RIGEL agrees to use all reasonable efforts and diligence to proceed with the development, manufacture, and sale of Licensed Product(s) and to diligently develop markets for the Licensed Product(s). RIGEL shall demonstrate such diligence to STANFORD by achieving proof of principle through written documentation of the following within eighteen (18) months after the Effective
Date:

          (a)  Construction of a retroviral vector library;

          (b)  Infection of cells with such vector library;

          (c) Detection of a physiological response to such infection in an infected cell; and

          (d) Isolation and analysis of the peptide eliciting such physiological response from the cell.

     5.2 If RIGEL is unable to demonstrate the foregoing proof of principle within eighteen (18) months after the Effective Date, STANFORD may elect to narrow the definition of the Licensed Field of Use to include only the use of retrovirally mediated nucleic acid libraries for drug development, drug delivery, drug screening, and target analysis and discovery, by providing written notice to RIGEL thereof. Additionally, RIGEL shall provide to STANFORD within eighteen (18) months after the Effective Date a plan for the development and commercialization of Licensed Products (a "Development Plan"). STANFORD shall comment upon and approve such plan, which approval shall not be unreasonably withheld. After the Development Plan is approved by STANFORD, RIGEL shall use reasonable efforts to diligently perform its obligations under such Development Plan. If Stanford reasonably believes that RIGEL is not using reasonable efforts to perform the Development Plan, STANFORD may so notify RIGEL. The parties shall promptly thereafter meet to discuss RIGEL's progress under the Development Plan, and shall develop a mutually agreeable plan for remedying any such lack of diligence ( the "Proposed Remedy"). If RIGEL fails to perform the Proposed Remedy within one hundred and eighty (180) days after the Proposed Remedy is agreed upon, STANFORD may elect to narrow the definition of the Licensed Field of Use to include only the use of retrovirally mediated nucleic acid libraries for drug development, drug delivery, and target analysis and discovery by providing written notice to RIGEL. If RIGEL then fails to perform the Proposed Remedy within ninety (90) days after receiving STANFORD's notice that it has elected to so narrow the

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Licensed Field of Use definition, then STANFORD may elect to convert the
Exclusive License granted to RIGEL pursuant to Sections 3.1 and 3.2 to a nonexclusive license for the remaining term of this Agreement.

     5.3 PROGRESS REPORT. On or before each anniversary of the Effective Date until RIGEL markets a Licensed Product(s), RIGEL shall make a written annual report to STANFORD covering RIGEL's progress during the preceding year toward commercial use of Licensed Product(s). Such report shall include, as a minimum, information sufficient to enable STANFORD to satisfy relevant reporting requirements of the U.S. Government and to ascertain RIGEL's progress toward meeting the diligence requirements of this Article 5.

6.   ROYALTIES.

     6.1 RIGEL agrees to pay to STANFORD a noncreditable, nonrefundable license issue royalty of ________________ half of which shall be paid within forty-five (45) days after the Effective Date and the balance of which shall be on the first anniversary of the Effective Date.

     6.2 Upon each anniversary of the Effective Date, RIGEL shall also pay to STANFORD a Minimum Annual Royalty as follows:

     Anniversary of Effective Date      Minimum Annual Royalty Due
          First and Second                        ____________
          Third through Seventh                   ____________
          Eighth and Thereafter                   ____________


Said Minimum Annual Royalty payments are nonrefundable but they are creditable against earned royalties to the extent provided in Paragraph 6.5. The foregoing Minimum Annual Royalty payment shall be decreased by [ * ] if either:

               (i) Stanford abandons all patent applications from which Licensed Patent(s) could issue prior to the time that any Licensed Patent(s) issue; or

               (ii) Stanford elects to narrow the definition of the Licensed Field of Use pursuant to Section 5.2.

     6.3 If Rigel grants to a third party a sublicense under the Licensed Technology solely for research, and not commercialization purposes (a "Research Sublicense"), Rigel shall also pay to STANFORD a milestone payment equal to __________ of any research milestone payment that RIGEL receives as consideration for the grant of such Research Sublicense. RIGEL shall pay such amount to STANFORD within sixty (60) days after RIGEL receives such research milestone payment.

     If RIGEL grants to a third party a sublicense under the Licensed
Technology which includes the right to sell and offer for sale Licensed Products (a "Commercialization Sublicense"), RIGEL shall pay to STANFORD a sublicense fee as follows:


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     First Sublicense Granted                ______________
     Second Sublicensed Granted              ______________
     Each Additional Sublicense Granted      ______________

RIGEL shall pay such sublicense fees to STANFORD within sixty (60) days after the effective date of each Commercialization Sublicense.

     6.4 In addition, RIGEL shall pay STANFORD earned royalties equal to ___________ of Net Sales of Licensed Products set forth in Sections 2.5(a) and 2.5(b), or ________of Net Sales of Licensed Products which can only be categorized under Section 2.5(c). If a Licensed product can be included in more than one of Sections 2.5(a), 2.5(b) or 2.5(c), the royalty rate due to STANFORD on Net Sales of such Licensed Product shall be _______.

     6.5 As further consideration for the license granted to RIGEL under this Agreement, RIGEL shall issue to STANFORD ______________shares of Preferred Stock of RIGEL, pursuant to a Stock Purchase Agreement. If such number of shares shall equal less than ______________of the total outstanding shares of RIGEL's stock at any time during the period from the date of issuance of such stock until one (1) year thereafter, STANFORD and RIGEL shall discuss whether RIGEL shall adjust the number of shares issued to Stanford under this Section 6.5.

     6.6 Creditable payments under this Agreement shall be an offset to RIGEL against up to fifty percent (50%) of each earned royalty payment which RIGEL would be required to pay pursuant to Paragraph 6.4 until the entire credit is exhausted.

     6.7 If this Agreement is not terminated in accordance with other provisions hereof, RIGEL's obligation to pay royalties hereunder shall continue until ten (10) years after first commercial sale of Licensed Products.

     6.8 The royalty on sales in currencies other than U.S. Dollars shall be calculated using the appropriate foreign exchange rate for such currency quoted by the Bank of America (San Francisco) foreign exchange desk, on the close of business on the last banking day of each calendar quarter. Royalty payments to STANFORD shall be in U.S. Dollars. All non-U.S. taxes related to royalty payments shall be paid by RIGEL and are not deductible from the payments due STANFORD.

     6.9 Within thirty (30) days after receipt of a statement from STANFORD, RIGEL shall reimburse STANFORD for all costs incurred by STANFORD, including those costs incurred prior to the Effective Date, in connection with the preparation, filing and prosecution of all patent applications and maintenance of patents claiming the Invention.

7.   PATENT RIGHTS.

     STANFORD shall have the obligation to file, prosecute and maintain all patent applications and patents included in the Licensed Patents. STANFORD will provide RIGEL


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with an opportunity to review and comment upon the prosecution strategy and to consult with STANFORD on the content of patent filings, and will provide copies of any correspondence relating to patent applications and patents included in the Licensed Patents to RIGEL or a designee of RIGEL. RIGEL shall have the right to designate, in its sole discretion, those foreign countries in which STANFORD will file, prosecute and maintain patents and patent applications included in the Licensed Patents. STANFORD may propose to file, prosecute and maintain a Licensed Patent in a country which RIGEL has not designated pursuant to this Section 7. If RIGEL agrees to such designation, it shall reimburse STANFORD costs of such filing, prosecution of maintenance of such patent or patent applications pursuant to Section 6.9 and such patent or patent applications shall be included in the Licensed Patents. If RIGEL does not agree to such proposal, STANFORD may elect to proceed with such filing, prosecution or maintenance at its own expense, and such patent or patent application shall not be included in the Licensed Patents.

8.   ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING.

     8.1 QUARTERLY EARNED ROYALTY PAYMENT AND REPORT. Beginning with the first sale of a Licensed Product, RIGEL shall make written reports (even if there are no sales) and earned royalty payments to STANFORD within thirty
(30) days after the end of each calendar quarter. This report shall be in the form of the report of Exhibit B and shall state the number, description, and aggregate Net Sales of Licensed Product(s) during such completed calendar quarter, and resulting calculation pursuant to Paragraph 6.4 of earned royalty payment due STANFORD for such completed calendar quarter. Concurrent with the making of each such report, RIGEL shall include payment due STANFORD of royalties for the calendar quarter covered by such report.

     8.2 ACCOUNTING. RIGEL agrees to keep and maintain records for a period of three (3) years showing the manufacture, sale, use, and other disposition of products sold or otherwise disposed of under the license herein granted. Such records will include general ledger records showing cash receipts and expenses, and records which include production records, customers serial numbers and related information in sufficient detail to enable the royalties payable hereunder by RIGEL to be determined. RIGEL further agrees to permit its books and records to be examined by STANFORD from time to time to the extent necessary to verify reports provided for in Paragraph 8.1. Such examination is to be made by STANFORD or its designee, at the expense of STANFORD, except in the event that the results of the audit reveal an underreporting of royalties due STANFORD of five percent (5%) or more, then the audit costs shall be paid by RIGEL.

9.   NEGATION OF WARRANTIES.

     9.1  Nothing in this Agreement is or shall be construed as:

          (a) A warranty or representation by STANFORD as to the validity or scope of any Licensed Patent(s);


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          (b)  A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;

          (c) An obligation to bring or prosecute actions or suits against third parties for infringement, except to the extent and in the circumstances described in Article 13;

          (d) Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of STANFORD or other persons other than Licensed Patent(s), regardless of whether such patents or other rights are dominant or subordinate to any Licensed Patent(s); or

          (e) An obligation to furnish any technology or technological information other than the Licensed Technology.

     9.2 Except as expressly set forth in the Agreement STANFORD MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

     9.3 RIGEL agrees that nothing in this Agreement grants RIGEL any express or implied license or right under or to:

          (a)  U.S. Patent No. 4,237,224, "Process for Producing
Biologically Functional Molecular Chimeras"; U.S. Patent No. 4,468,464 and U.S. Patent No. 4,740470, both entitled, "Biologically Functional Molecular Chimeras" (collectively known as the Cohen/Boyer patents), or reissues thereof; or

          (b) U.S. Patent 4,656,134 "Amplification of Eucaryotic Genes" or any patent application corresponding thereto.

     9.4 STANFORD represents and warrants that it has all right, power and authority necessary to grant the licenses set forth in Article 3 to RIGEL, and that it has not, and will not during the term of this Agreement, grant any right to any third party which would conflict with the rights granted to RIGEL hereunder.

10.  INDEMNITY.

     10.1 RIGEL agrees to indemnify, hold harmless, and defend STANFORD and Stanford Health Services and their respective trustees, officers, employees, students, and agents against any and all claims by third parties for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of


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the Invention, Licensed Technology, or Licensed Product(s) by RIGEL or
RIGEL's sublicensee(s) or customers.

     10.2 STANFORD shall not be liable for any indirect, special, consequential or other damages whatsoever, whether grounded in tort (including negligence), strict liability, contract or otherwise. STANFORD shall not have any responsibilities or liabilities whosoever with respect to Licensed Product(s).

     10.3 RIGEL shall at all times comply, through insurance or self-insurance, with all statutory workers' compensation and employers' liability requirements covering any and all employees with respect to activities performed under this Agreement.

     10.4 In addition to the foregoing, RIGEL shall maintain Comprehensive General Liability Insurance including Products Liability Insurance, with reputable and financially secure insurance carrier(s) to cover the activities of RIGEL and its sublicensee(s) in the amounts and during the periods specified herein. Such insurance shall provide minimum limits of liability of One Million Dollars ($1,000,000) as of the first anniversary of the date upon which RIGEL first leases a facility in which it will conduct research and development activities, and of Five Million Dollars ($5,000,000) as of the commencement of human clinical trials of Licensed Products. Such insurance shall include STANFORD, Stanford Health Services, their trustees, directors, officers, employees, students, and agents as additional insureds. Such insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement. At STANFORD's request, RIGEL shall furnish a Certificate of Insurance evidencing primary coverage and requiring thirty (30) days prior written notice of cancellation or material change to STANFORD. RIGEL shall advise STANFORD, in writing, that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All such insurance of RIGEL shall be primary coverage; insurance of STANFORD or Stanford Health Services shall be excess and noncontributory.

11.  MARKING.

     Prior to the issuance of patents on the Invention, RIGEL agrees to mark Licensed Product(s) (or their containers or labels) made, sold, or otherwise disposed of by it under the licenses granted in this Agreement with the words "Patent Pending," and following the issuance of one or more patents, with the numbers of the Licensed Patent(s).

12.  STANFORD NAMES AND MARKS.

     RIGEL agrees not to identify STANFORD in any promotional advertising or other promotional materials to be disseminated to the pubic or any portion thereof or to use the name of any STANFORD faculty member, employee, or student or any trademark, service mark, trade name, or symbol of STANFORD or the Stanford University Hospital, or that is associated with either of them, without STANFORD's prior written consent, except as required by law. STANFORD shall not unreasonably hold consent under this Section 12.


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13.  INFRINGEMENT BY OTHERS: PROTECTION OF PATENTS.

     13.1 RIGEL shall promptly inform STANFORD of any suspected infringement of any Licensed Patent(s) by a third party. During the Exclusive period of this Agreement, STANFORD and RIGEL each shall have the right to institute an action for infringement of the Licensed Patent(s) against such third party in accordance with the following:

          (a) If STANFORD and RIGEL agree to institute suit jointly, the suit shall be brought in both their names, the out-of-pocket costs thereof shall be borne equally, and any recovery or settlement shall be shared equally. RIGEL and STANFORD shall agree to the manner in which they shall exercise control over such action. STANFORD may, if it so desires, also be represented by separate counsel of its own selection, the fees for which counsel shall be paid by STANFORD;

          (b) In the absence of agreement to institute a suit jointly, STANFORD may institute suit, and, at its option, join RIGEL as a plaintiff. If STANFORD decides to institute suit, then it shall notify RIGEL in writing. STANFORD shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement; and

          (c) In the absence of agreement to institute a suit jointly and if STANFORD notifies RIGEL that it has decided not to join in or institute a suit, as provided in (a) or (b) above, RIGEL may institute suit and, at its option, join STANFORD as a plaintiff. RIGEL shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement, provided, however, that any recovery in excess of litigation costs shall be deemed to be Net Sales, and RIGEL shall pay STANFORD royalties thereon at the rates specified herein.

     13.2 Should either STANFORD or RIGEL commence a suit under the provisions of Paragraph 13.1 and thereafter elect to abandon the same, it shall give timely notice to the other party who may, if it so desires, continue prosecution of such suit, provided, however, that the sharing of expenses and any recovery in such suit shall be as agreed upon between STANFORD and RIGEL.

14.  SUBLICENSE(S).

     14.1 RIGEL may grant sublicense(s) under its Exclusive license rights during the Exclusivity Term. RIGEL may grant sublicense(s) under nonexclusive license rights, if such sublicense is in conjunction with a sublicense of other RIGEL proprietary technology.

     14.2 If RIGEL is unable or unwilling to serve or develop a potential market or market territory for which there is a willing sublicense(s), RIGEL will, at STANFORD's request negotiate in good faith a sublicense(s) hereunder on commercially reasonable terms.

     14.3 Any sublicense(s) granted by RIGEL under this Agreement shall be subject and subordinate to terms and conditions of this Agreement, except:


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          (a)  Sublicense terms and conditions shall reflect that any sublicensee(s) shall not grant a sublicense to a third party; and

          (b) The earned royalty rate specified in the sublicense(s) may be at higher rates than the rates in this Agreement.

     Any such sublicense(s) also shall expressly include the provisions of Articles 8, 9, and 10 for the benefit of STANFORD and provide for the transfer of all obligations including the payment of royalties specified in such sublicense(s), to STANFORD or its designee, in the event that this Agreement is terminated.

     14.4 RIGEL agrees to provide STANFORD a copy of any sublicense(s) granted pursuant to this Article 14.

15.  TERMINATION.

     15.1 RIGEL may terminate this Agreement by giving STANFORD notice in writing at least thirty (30) days in advance of the Effective Date of termination selected by RIGEL.

     15.2 STANFORD may terminate this Agreement if RIGEL:

          (a) Is in default in payment of royalty or providing of reports;

          (b)  Is in material breach of any provision hereof; or

          (c)  Intentionally provides any false report;

and RIGEL fails to remedy any such default, breach, or false report within thirty (30) days after written notice thereof by STANFORD.

     15.3 SURVIVING ANY TERMINATION ARE:

          (a)  RIGEL's obligation to pay royalties accrued or accruable;

          (b) Any cause of action or claim of RIGEL or STANFORD, accrued or to accrue, because of any breach or default by the other party; and

          (c)  The provisions of Articles 8, 9, and 10.

16.  ASSIGNMENT.

     This Agreement may not be assigned by either party without the express written consent of the other party, except that RIGEL may assign the Agreement in connection with a merger, consolidation or sale of all or substantially all of RIGEL's assets.

17.  DOUBLE PATENTING CONTINGENCY.


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                                      11

     If the PTO rejects either the Nolan/Rothenberg Patent Application for double patenting in view of the claims of the Nolan Patent Application, or the claims of the Nolan Patent Application for double patenting in view of the claims of the Nolan/Rothenberg Patent Application, then RIGEL may elect to assign its right, title and interest in the Nolan Patent Application to STANFORD, in which case STANFORD shall grant to RIGEL an irrevocable, exclusive, worldwide, royalty-free license under STANFORD's right, title and interest in the Nolan Patent Application for all purposes.

18.  ARBITRATION.

     18.1 Any controversy arising under or related to this Agreement, and any disputed claim by either party against the other under this Agreement excluding any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the Licensing Agreement Arbitration Rules of the American Arbitration Association.

     18.2 Upon request by either party, arbitration will be by a third party arbitrator mutually agreed upon in writing by RIGEL and STANFORD within thirty
(30) days of such arbitration request. Judgement upon the award rendered by the arbitrator shall be final and nonappealable and may be entered in any court having jurisdiction thereof.

     18.3 The parties shall be entitled to discovery in like manner as if the arbitration were a civil suit in the California Superior Court.

     18.4 Any arbitration shall be held at Stanford, California, unless the parties hereto mutually agree in writing to another place.

19.  NOTICES.

     All notices under this Agreement shall be deemed to have been fully given when done in writing and deposited in the United States mail registered or certified, and addressed as follows:

          To STANFORD:   Office of Technology Licensing
                         Stanford University
                         900 Welch Road, Suite 350
                         Palo Alto, CA 94304-1850

                         Attention:  Director

             To RIGEL:   24 Windsor Drive
                         Hillsborough, CA  94010

                         Attention:  Dr. Donald G. Payan

Either party may change its address upon written notice to the other party.


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AMENDED.

20.  WAIVER

     None of the terms of this Agreement can be waived except by the written consent of the party waiving compliance.

21.  APPLICABLE LAW.

     This Agreement shall be governed by the laws of the State of California applicable to agreements negotiated, executed and performed wholly within California.

22.  SEVERABILITY.

     If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

23.  ENTIRE AGREEMENT.

     This Agreement, together with the Exhibits attached hereto, embodies the entire understanding of the parties and shall supercede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by duly authorized representatives of both parties.

24.  COUNTERPARTS.

     This Agreement may be executed in counterparts, with the same force and effect as if the parties had executed the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

                                      THE BOARD OF TRUSTEES OF THE LELAND
                                      STANFORD JUNIOR UNIVERSITY

                                      Signature     /s/ Katherine Ku
                                               -----------------------------
                                      Name   Katherine Ku
                                          ----------------------------------
                                      Title  Director, Technology Licensing
                                           ---------------------------------
                                      Date   October 7, 1996
                                          ----------------------------------

                                      RIGEL

                                      Signature     /s/ Donald G. Payan
                                               -----------------------------
                                      Name   Donald G. Payan
                                          ----------------------------------
                                      Title  President & CEO
                                           ---------------------------------
                                      Date   10/9/96
                                          ----------------------------------

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EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS
AMENDED.

                                      EXHIBIT A

                           MATERIALS FROM NOLAN LAB TO BE
                                 LICENSED TO RIGEL

                                       [ * ]


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AMENDED.

                                      EXHIBIT B

                                SAMPLE REPORTING FORM


Stanford Docket No. S______-________

This report is provided pursuant to the license agreement between Stanford University and ______________________________________________________.

License Agreement Effective Date: __________________________

Report Covering Period               _________
Fixed Fees (Annual Minimum Payment) $_________
Number of Sublicense Executed        _________
Net Sales                           $_________
Royalty Calculation                  _________
Royalty Subtotal                    $_________
Credit                              $_________
Royalty Due                         $_________


Comments:


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EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS
AMENDED.

                                TABLE OF CONTENTS

                                                                                          PAGE

1.      BACKGROUND...........................................................................1

2.      DEFINITIONS..........................................................................1

3.      GRANT................................................................................3

4.      GOVERNMENT RIGHTS....................................................................3

5.      DILIGENCE............................................................................4

6.      ROYALTIES............................................................................4

7.      ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING............................................5

8.      NEGATION OF WARRANTIES...............................................................6

9.      INDEMNITY............................................................................7

10.     MARKING..............................................................................7

11.     STANFORD NAMES AND MARKS.............................................................8

12.     INFRINGEMENT BY OTHERS: PROTECTION OF PATENTS........................................8

13.     SUBLICENSE(S)........................................................................9

14.     TERMINATION..........................................................................9

15.     ASSIGNMENT..........................................................................10

16.     DOUBLE PATENTING CONTINGENCY........................................................10

17.     ARBITRATION.........................................................................10

18.     NOTICES.............................................................................10

19.     WAIVER..............................................................................11

20.     APPLICABLE LAW......................................................................11


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AMENDED.

                                      AMENDMENT



The Board of Trustees of the Leland Stanford Junior University ("Stanford") and Rigel Pharmaceuticals, Inc. ("Rigel") agree to extend the time period within which Rigel must pay the license issue royalty due to Stanford pursuant to the License Agreement between Stanford and Rigel dated October 7, 1996 (the "Agreement"). Section 6.1 of the Agreement is hereby amended to provide that Rigel will pay the license issue royalty to Stanford within ninety (90) days after the Effective Date of the Agreement.

Accepted and agreed by:



/s/ Katherine Ku                                   /s/  Donald G. Payan
----------------------------------                 ---------------------------

Ms. Katherine Ku; Director, Technology Licensing   Dr. Donald G. Payan
Stanford University                                Rigel Pharmaceuticals, Inc.

December 6, 1996                                   November 25, 1996
-----------------------                            ----------------------
Date                                               Date


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EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS
AMENDED.

                              COLLABORATION AGREEMENT

                                   BY AND BETWEEN



                            RIGEL PHARMACEUTICALS, INC.



                                        AND



                             JANSSEN  PHARMACEUTICA N.V


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EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS
AMENDED.

                                 LICENSE AGREEMENT

       Effective as of August 18, 1997 (the "Effective Date"), THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California ("STANFORD") and RIGEL PHARMACEUTICALS, INC., a Delaware corporation having a principle place of business at 772 Lucerne Drive, Sunnyvale, CA 94086 ("RIGEL"), agree as follows:

1.     BACKGROUND.

       1.1 STANFORD owns certain [ * ] and [ * ] cell lines and derivatives thereof developed in the laboratories of Dr. Garry Nolan and Dr. Michele Calos at STANFORD.

       1.2 STANFORD has previously granted to RIGEL a nonexclusive license to such materials pursuant to the License Agreement between RIGEL and STANFORD dated October 7, 1996 (the "1996 License Agreement").

       1.3 RIGEL now desires to obtain an exclusive worldwide license to such materials for all uses in the RIGEL Field (as defined below), which exclusive license shall be in addition to the nonexclusive license provided in the 1996 License Agreement.

2.     DEFINITIONS.

       2.1 "EXCLUSIVE" means that, subject to Article 3, STANFORD shall not grant further licenses in the RIGEL Field.

       2.2 "GENE THERAPY" means the treatment of cells which are contained within a human subject or which are subsequently transplanted into a human subject with the Materials.

       2.3    "LICENSED PRODUCT(S)" means any product in the RIGEL Field which:
(i) directly incorporates any of the Materials; or (ii) would not, but for the use of the Materials, have been identified, discovered or developed. Licensed Products shall include without limitation both diagnostic and therapeutic pharmaceutical products.

       2.4 "MATERIALS" means the [ * ] helper-free retrovirus producer lines, [ * ] (collectively, the "[ * ] cell lines") and the [ * ] cell lines developed in the laboratories of Dr. Garry Nolan and Dr. Michele Calos at STANFORD.

       2.5 "RIGEL FIELD" means the creation and use of retrovirally produced peptide and protein libraries of random sequence for the screening of transdominant effector peptides and RNA molecules as claimed in U.S. Patent Application Serial No. 589911/PCT No. 9701019 (entitled "Methods for Screening for Transdominant Intracellular Effector Peptides and RNA Molecules") as such claims were filed on January 23, 1997, and U.S. Patent Application Serial No. 589109/PCT No. 9701048 (entitled "Methods for Screening for Transdominant Effector Peptides and RNA Molecules"), as such claims were filed on January 23, 1997, as well as any


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AMENDED.

                                      1.

processes, techniques and applications disclosed in the foregoing patent applications, for drug discovery and therapeutic target identification.

       2.6 "NET SALES" means the gross revenue derived by RIGEL and/or RIGEL's sublicensees from the sales of Licensed Product(s), less the following items insofar as they actually pertain to the disposition of such Licensed Product(s) by RIGEL or RIGEL's sublicensees, are included in such gross revenue, and are separately billed.

              (a)    Import, export, excise and sales taxes, and custom duties;

              (b) Credit for returns, allowances, trades or retroactive price adjustments;

              (c)    Transportation charges, issuance and allowances;

              (d)    Discounts actually allowed; or

              (e) Royalties payable to third parties on the manufacture, use, sale offer for sale or import of Licensed Products.

3.     GRANT; TRANSFER OF MATERIALS.

       3.1 STANFORD hereby grants, and RIGEL hereby accepts, a worldwide, royalty-bearing, sublicensable license in the RIGEL Field under STANFORD's right, title and interest in the Materials to make, use, sell, offer for sale and import Licensed Products.

       3.2 The license granted in Section 3.1 is Exclusive, including the right to sublicense pursuant to Article 12, in the RIGEL Field for a term (the "Exclusivity Term") commencing as of the Effective Date and ending three (3) years thereafter with respect to both the [ * ]and [ * ] cell lines; provided, however, that RIGEL may extend such Exclusivity Term with respect to either or both of such cell lines as follows: If RIGEL elects to extend the Exclusivity Term with respect to the [ * ] cell line for an additional year, RIGEL shall pay to STANFORD an exclusivity extension fee of ________ (the "[ * ] Exclusivity Extension Fee"). If RIGEL elects to extend the Exclusivity Term with respect to the [ * ] cell line for an additional year, RIGEL shall pay to STANFORD an exclusivity extension fee of _________ (the "[ * ] Exclusivity Extension Fee"). Such exclusivity extension fees shall be due any time prior to the third anniversary of the Effective Date, and shall operate to extend the Exclusivity Term until the fourth anniversary of the Effective Date with respect to the [ * ] cell line, if RIGEL pays the [ * ] Exclusivity Extension Fee, and/or the [ * ] cell line, if RIGEL pays the [ * ] Exclusivity Extension Fee. RIGEL may elect to extend the Exclusivity Term for additional one year periods of time with respect to the [ * ] cell line and/or the [ * ] cell line, as applicable, by so notifying STANFORD of its intent to extend the Exclusivity Term with respect to the [ * ] cell line and/or the [ * ] cell line at least thirty (30) days prior to the following anniversary of the Effective Date and paying to STANFORD either or both of the [ * ] Exclusivity Extension Fee and the [ * ] Extension Fee, as applicable, prior to the following anniversary of the Effective Date. Any exclusivity extension fees paid by RIGEL pursuant to this Section 3.2 shall be nonrefundable but creditable against



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                                      2.

earned royalties as provided in Section 6.4. If RIGEL extends the Exclusivity Term, RIGEL and STANFORD shall discuss in good faith additional appropriate diligence milestones.

       3.3 After expiration of the Exclusivity Term with respect to the [ * ] cell line and/or the [ * ] cell line, the license granted to RIGEL pursuant to
Section 3.1 with respect to such cell line(s), shall terminate. Such termination shall not affect the term of the nonexclusive license granted to RIGEL under the 1996 License Agreement.

       3.4    Notwithstanding the Exclusive license granted to RIGEL pursuant to
Section 3.1, STANFORD shall have the right to use and to distribute the Materials to other nonprofit and academic institutions for non-commercial, academic research purposes in the RIGEL Field. Any transfer of the Materials by STANFORD pursuant to this Section 3.4 shall be governed by a material transfer agreement which (i) restricts the recipient's use of the Materials to the performance of specified academic research projects, (ii) does not allow the recipient to transfer the Materials to any other entity, and (iii) contains other terms and conditions typically included in agreements governing the transfer and use of biological materials for noncommercial academic research purposes.

       3.5 Promptly after the Effective Date, STANFORD shall transfer to RIGEL such quantities of the Materials as RIGEL shall reasonably request. Thereafter, STANFORD shall transfer to RIGEL such additional quantities of Materials as RIGEL shall reasonably request in the event that RIGEL's stock of the Materials is destroyed or contaminated.

4.     GOVERNMENT RIGHTS.

       This Agreement is subject to all of the terms and conditions of Title 35 United States Code Sections 200 through 204, including an obligation that Licensed Product(s) sold or produced in the United States be "manufactured substantially in the United States," and RIGEL agrees to take all reasonable action necessary on its part as licensee to enable STANFORD to satisfy its obligation thereunder. STANFORD agrees to provide reasonable assistance to RIGEL in the event RIGEL decides to seek a waiver under such domestic manufacture requirement.

5.     DILIGENCE.

       5.1 As an inducement to STANFORD to enter into this Agreement, RIGEL agrees to use all reasonable efforts and diligence to proceed with the development, manufacture and sale of Licensed Product(s) and to develop diligently markets for the Licensed Product(s). RIGEL shall demonstrate such diligence to STANFORD by achieving proof of principle though written documentation of the following achievements:

              (a)    Construction of a retroviral vector library;

              (b)    Infection of cells with such vector library;

              (c) Detection of a physiological response to such infection in an infected cell;



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                                       3

              (d) Isolation and analysis of the peptide eliciting such physiological response from the cell; and

              (e) Identification of two novel targets for drug design, or demonstration that two previously known targets have a novel activity suitable for drug design.

       5.2 If RIGEL is unable to demonstrate items 5.1(a) through (d) within eighteen (18) months after the Effective Date, and item 5.1(e) within thirty six
(36) months after the Effective Date, STANFORD may request that RIGEL meet with STANFORD to discuss RIGEL's lack of diligence. The parties shall meet within thirty (30) days after RIGEL receives any such notice to develop a mutually agreeable plan for remedying any such lack of diligence (the "Proposed Remedy"). If RIGEL fails to perform the Proposed Remedy within one hundred eighty (180) days after the Proposed Remedy is agreed upon, STANFORD may elect to terminate this Agreement, which termination shall not have any effect upon the rights granted to RIGEL pursuant to the 1996 License Agreement.

       5.3 On or before each anniversary of the Effective Date during the Exclusivity Term, RIGEL shall make a written annual report to STANFORD covering RIGEL's progress during the preceding year toward commercial use of the Licensed Product(s). Such report shall include as a minimum information sufficient to enable STANFORD to satisfy relevant reporting requirements of the U.S. Government and to ascertain RIGEL's progress toward meeting the diligence requirements of this Article 5.

6.     LICENSE FEE AND ROYALTIES.

       6.1 In partial consideration for the Exclusive License granted by STANFORD to RIGEL with respect to the [ * ] cell lines included in the Materials, RIGEL agrees to pay to STANFORD the following:

              (a) A noncreditable, nonrefundable license issue royalty of ______________________, which amount shall be paid within thirty (30) days after the Effective Date.

              (b) An exclusivity fee equal to _______________________ for each of the three (3) years following the first anniversary of the Effective Date, which amounts shall be paid to STANFORD within thirty (30) days after each of the first, second and third anniversaries of the Effective Date. Such payments shall be nonrefundable but creditable against earned royalties to the extent provided in Section 6.4.

              (c) RIGEL shall issue to STANFORD _____________________ Stock of RIGEL, pursuant to a stock purchase agreement to be entered into between RIGEL and STANFORD within ninety (90) days after the Effective Date.

              (d) If RIGEL grants to a third party a sublicense to the Materials solely for research, and not commercialization purposes (a "Research Sublicense"), RIGEL shall also pay to STANFORD a milestone payment equal to __________________________ payment that



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                                       4

RIGEL receives as consideration for the grant of such Research Sublicense. RIGEL shall pay such amount to STANFORD within sixty (60) days after RIGEL receives such research milestone payment. If RIGEL grants to a third party a sublicense under the Materials which includes the right to sell and offer for sale Licensed Products (a "Commercialization Sublicense"), RIGEL shall pay to STANFORD a sublicense fee as follows:

           First Commercialization Sublicense Granted      __________

           Second Commercialization Sublicense Granted     ____________

           Each Additional Commercialization Sublicense    __________
           Granted

If RIGEL owes amounts to STANFORD pursuant to this Section 6.1(d) and also pursuant to Section 6.3 of the 1996 License Agreement with respect to a particular Research Sublicense or Commercialization Sublicense, the amounts due to STANFORD pursuant to this Section 6.1(d) shall be reduced by any amounts due to STANFORD pursuant to Section 6.3 of the 1996 License Agreement with respect to such Research Sublicense or Commercialization Sublicense. RIGEL shall pay such sublicense fees to STANFORD within sixty (60) days after the effective date of each Commercialization Sublicense.

       6.2 In partial consideration for the Exclusive License granted by STANFORD to RIGEL for the [ * ] cell lines included in the Materials, RIGEL agrees to pay to STANFORD an exclusivity fee equal to __________________ for each of the three (3) years following the first anniversary of the Effective Date, which amounts shall be paid to STANFORD within thirty (30) days after each of the first, second and third anniversaries of the Effective Date. Such payments shall be nonrefundable but creditable against earned royalties to the extent provided in Section 6.4.

       6.3 As further consideration for the license granted to RIGEL pursuant to Section 3.1, RIGEL shall pay to STANFORD earned royalties equal to _______ of Net Sales of Licensed Products by RIGEL and its sublicensees; provided, however, that if royalties on Net Sales of a particular Licensed Product by RIGEL and its sublicensees would be due to STANFORD pursuant to both this Section 6.3 and
Section 6.4 of the 1996 License Agreement, RIGEL shall be obligated to pay only the royalties due to STANFORD pursuant to Section 6.4 of the 1996 License Agreement on Net Sales of such Licensed Products.

       6.4 Creditable payments under this Agreement shall be an offset to RIGEL against up to fifty percent (50%) of each earned royalty payment which RIGEL would be required to pay pursuant to Section 6.4 until the entire creditable amount is exhausted.

       6.5 If this Agreement is not terminated in accordance with other provisions hereof, RIGEL's obligation to pay royalties pursuant to Section 6.3 shall continue until ten (10) years after first commercial sale of Licensed Products.



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                                      5

       6.6 The royalties on sales in currencies other than U.S. Dollars shall be calculated using the appropriate foreign exchange rate for such currency quoted by the Bank of America (San Francisco) foreign exchange desk, on the close of business on the last banking day of each calendar quarter. Royalty payments to STANFORD shall be in U.S. Dollars. All non-U.S. taxes related to royalty payments shall be paid by RIGEL and are not deductible from the payments due STANFORD.

7.     Royalty Reports, Payments, and Accounting.

       7.1 QUARTERLY EARNED ROYALTY PAYMENT AND REPORT. Beginning with the first sale of a Licensed Product, RIGEL shall make written reports (even if there are no sales in a particular quarter) and earned royalty payments to STANFORD within thirty (30) days after the end of each calendar quarter. This report shall be in the form of the report of Exhibit A and shall state the number, description, and aggregate Net Sales of Licensed Product(s) during such completed calendar quarter, and resulting calculation pursuant to Section 6.3 of earned royalty payments due STANFORD for such completed calendar quarter. Concurrent with the making of each such report, RIGEL shall include payment due STANFORD of earned royalties for the calendar quarter covered by such report.

       7.2    ACCOUNTING.   RIGEL agrees to keep and maintain records for a
period of three (3) years showing the manufacture, sale, use, and other disposition of products sold or otherwise disposed of under the license herein granted. Such records will include general ledger records showing cash receipts and expenses, and records which include production records, customers serial numbers and related information in sufficient detail to enable the royalties payable hereunder by RIGEL to be determined. RIGEL further agrees to permit its books and records to be examined by STANFORD from time to time to the extent necessary to verify reports provided for in Section 7.1. Such examination is to be made by STANFORD or its designee, at the expense of STANFORD, except in the event that the results of the audit reveal an underreporting of royalties due STANFORD of five percent (5%) or more, then the audit costs shall be paid by RIGEL.

8.     PATENTS; NEW INVENTIONS.

       8.1 STANFORD's Office of Technology Licensing represents and warrants that to the best of its knowledge as of the Effective Date, STANFORD has not sought or obtained patent protection of the Materials or any use thereof in the Rigel Field. STANFORD agrees that future inventions and discoveries using or relating to the Materials may be useful to RIGEL in the development and/or commercialization of Licensed Products. Subject to STANFORD's obligations with respect to sponsored research, STANFORD will, as soon as practicable, bring any such new invention or discovery to RIGEL's attention and provide RIGEL a reasonable opportunity to negotiate a license therefor.

9.     WARRANTIES.


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                                       6

       9.1 STANFORD's Office of Technology Licensing represents and warrants that as of the Effective Date, it has received no claims by third parties that the use of the Materials infringes any patents, copyrights, and other rights of third parties.

       9.2 STANFORD represents and warrants that it has all right, power and authority necessary to grant the License set forth in Article 3 to RIGEL, and that it has not, and will not during the term of this Agreement, grant any right or interest in the Materials to any third party which would conflict with the rights granted to RIGEL hereunder.

       9.3 RIGEL agrees that nothing in this Agreement grants RIGEL any express or implied license or right under or to:

              (a) U.S. Patent No. 4,237,224, "Process for Producing Biologically Functional Molecular Chimeras"; U.S. Patent No. 4,468,464 and U.S. Patent No. 4,740,470, both entitled, "Biologically Functional Molecular Chimeras" (collectively known as the Cohen/Boyer patents), or reissues thereof; or

              (b) U.S. Patent 4,656,134, entitled "Amplification of Eucaryotic Genes" or any patent application corresponding thereto.

       9.4 Except as provided in Section 9.1 and as otherwise expressly set forth in this Agreement, nothing in this Agreement will be construed as a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and trademarks of third parties; conferring rights to use in advertising, publicity, or otherwise any trademark or the name of "STANFORD"; or granting by implication, estoppel, or otherwise any licenses or rights under patents of STANFORD.

       9.5 EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, STANFORD MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

10.    INDEMNITY.

       10.1 RIGEL agrees to indemnify, hold harmless, and defend STANFORD and STANFORD Health Services (or any successor thereto) and their respective trustees, officers, employees, students, and agents against any and all claims by third parties for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of the Materials or Licensed Product(s) by RIGEL or RIGEL's sublicensee(s) or customers.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

       10.2 STANFORD shall not be liable for any indirect, special, consequential or other damages whatsoever, whether grounded in tort (including negligence), strict liability, contract or otherwise. STANFORD shall not have any responsibilities or liabilities whatsoever with respect to Licensed Product(s).

       10.3 RIGEL shall at all times comply, through insurance or self-insurance, with all statutory workers' compensation and employers' liability requirements covering any and all employees with respect to activities performed under this Agreement.

       10.4 In addition to the foregoing, RIGEL shall maintain Comprehensive General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carrier(s) to cover the activities of RIGEL and its sublicensee(s) in the amounts and during the periods specified herein. Such insurance shall provide minimum limits of liability of One Million Dollars ($1,000,000) as of the first anniversary of the date upon which RIGEL first leases a facility in which it will conduct research and development activities, and of Five Million Dollars ($5,000,000) as of the commencement of human clinical trials of Licensed Products. Such insurance shall include STANFORD, Stanford Health Services (or any successor thereto), their trustees, directors, officers, employees, students, and agents as additional insureds. Such insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement. At STANFORD's request, RIGEL shall furnish a Certificate of Insurance evidencing primary coverage and requiring thirty (30) days prior written notice of cancellation or material change to STANFORD. RIGEL shall advise STANFORD, in writing, that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All such insurance of RIGEL shall be primary coverage; insurance of STANFORD or Stanford Health Services (or any successor thereto) shall be excess and noncontributory.

11.    STANFORD NAMES AND MARKS

       11.1 RIGEL agrees not to identify STANFORD in any promotional advertising or other promotional materials to be disseminated to the pubic or any portion thereof or to use the name of any STANFORD faculty member, employee, or student or any trademark, service mark, trade name, or symbol of STANFORD or the STANFORD Health Services (or any successor thereto), or that is associated with either of them, without STANFORD's prior written consent, except as required by law. STANFORD shall not unreasonably hold consent under this
Section 11.

12.    SUBLICENSE(S).

       12.1 RIGEL may, solely in conjunction with a sublicense under the rights licensed to RIGEL pursuant to Section 3.1 of the 1996 License Agreement, grant sublicense(s) under its Exclusive license rights during the Exclusivity Term.

       12.2 Any sublicense(s) granted by RIGEL under this Agreement shall be subject and subordinate to terms and conditions of this Agreement, except:


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

              (a) Sublicense terms and conditions shall reflect that any sublicensee(s) shall not grant a sublicense to a third party; and

              (b) The earned royalty rate specified in the sublicense(s) may be at higher rates than the rates in this Agreement.

       Any such sublicense(s) also shall expressly include the provisions of Articles 7, 9, and 10 for the benefit of STANFORD and provide for the transfer of all obligations including the payment of royalties specified in such sublicense(s), to STANFORD or its designee, in the event that this Agreement is terminated, if such sublicenses remain in effect after termination of this Agreement.

       12.3 RIGEL agrees to provide STANFORD a copy of any sublicense(s) granted pursuant to this Article 12.

13.    TERM AND TERMINATION.

       13.1 The term of this Agreement shall commence upon the Effective Date and shall continue until expiration of both the [ * ] cell Exclusivity Term and the [ * ] cell line Exclusivity Term. Additionally, RIGEL may terminate this Agreement prior to such expiration date by giving STANFORD notice in writing at least thirty (30) days in advance of the effective date of termination selected by RIGEL. If RIGEL terminates this Agreement prior to the third anniversary of the Effective Date, RIGEL's obligations to make the payments due to STANFORD pursuant to Sections 6.1(b), and 6.2 and shall survive such termination until expiration of RIGEL's obligations thereunder. Any termination or expiration of this Agreement shall have no effect upon the Rights granted to RIGEL pursuant to the 1996 License Agreement.

     13.2     STANFORD may terminate this Agreement if RIGEL:

              (a) Is in default in payment of royalty or providing of reports;

              (b)    Is in material breach of any provision hereof; or

              (c)    Intentionally provides any false report;

and RIGEL fails to remedy any such default, breach, or false report within thirty (30) days after written notice thereof to RIGEL by STANFORD.

       13.3   SURVIVING ANY TERMINATION ARE:

              (a) RIGEL's obligation to pay exclusivity fees pursuant to Sections 6.1(b) and 6.2, royalties accrued or accruable pursuant to Section 6.3, and Sections 6.4, 6.5 and 6.6;

              (b) Any cause of action or claim of RIGEL or STANFORD, accrued or to accrue, because of any breach or default by the other party; and

              (c)    The provisions of Articles 7, 9 and 10.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

14.    ASSIGNMENT.

       This Agreement may not be assigned by either party without the express written consent of the other party, except that RIGEL may assign the Agreement in connection with a merger, consolidation or sale of all or substantially all of RIGEL's assets.

15.    ARBITRATION.

       15.1 Any controversy arising under or related to this Agreement, and any disputed claim by either party against the other under this Agreement excluding any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the Licensing Agreement Arbitration Rules of the American Arbitration Association.

       15.2 Upon request by either party, arbitration will be by a third party arbitrator mutually agreed upon in writing by RIGEL and STANFORD within thirty
(30) days of such arbitration request. Judgment upon the award rendered by the arbitrator shall be final and nonappealable and may be entered in any court having jurisdiction thereof.

       15.3 The parties shall be entitled to discovery in like manner as if the arbitration were a civil suit in the California Superior Court.

       15.4 Any arbitration shall be held at Stanford, California, unless the parties hereto mutually agree in writing to another place.

16.    NOTICES.

       All notices under this Agreement shall be deemed to have been fully given when done in writing and deposited in the United States mail registered or certified, and addressed as follows:

       To STANFORD:         Office of Technology Licensing
                            Stanford University
                            900 Welch Road, Suite 350
                            Palo Alto, CA 94304-1850

                            Attention:  Director

       To RIGEL:            772 Lucerne Drive
                            Sunnyvale, CA 94086

                            Attention:  Dr. Donald G. Payan

Either party may change its address upon written notice to the other party.

17.    WAIVER.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

       None of the terms of this Agreement can be waived except by the written consent of the party waiving compliance.

18.    APPLICABLE LAW.

       This Agreement shall be governed by the laws of the State of California applicable to agreements negotiated, executed and performed wholly within California. Any claim or controversy arising out of or related to this Agreement or any breach hereof shall be submitted to a court of applicable jurisdiction in the State of California, and each party hereby consents to the jurisdiction and venue of such court.

19.    SEVERABILITY.

       If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

20.    ENTIRE AGREEMENT.

       This Agreement, together with the Exhibit attached hereto, embodies the entire understanding of the parties and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by duly authorized representatives of both parties.

21.    COUNTERPARTS.

       This Agreement may be executed in counterparts, with the same force and effect as if the parties had executed the same instrument.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

                                          THE BOARD OF TRUSTEES OF THE LELAND
                                          STANFORD JUNIOR UNIVERSITY

                                          Signature     /s/ Jon Sandelin
                                                   ---------------------------
                                          Name   Jon Sandelin
                                              --------------------------------
                                          Title  Acting Director
                                               -------------------------------
                                          Date   August 18, 1997
                                              --------------------------------

                                          RIGEL PHARMACEUTICALS , INC.

                                          Signature     /s/ Donald G. Payan
                                                   ---------------------------
                                          Name   Donald G. Payan
                                              --------------------------------
                                          Title  VP  R&D and COO
                                               -------------------------------
                                          Date   8/18/97
                                              --------------------------------


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      EXHIBIT A

                               SAMPLE REPORTING FORM


Stanford Docket No. S____-_______

This report is provided pursuant to the license agreement between Stanford University and ____________________________________________.

License Agreement Effective Date: _______________________

---------------------------------------------------------------------------------
 Report Covering Period
---------------------------------------------------------------------------------
 Fixed Fees (Annual Minimum Payment)     $
---------------------------------------------------------------------------------
 Number of Sublicenses Executed
---------------------------------------------------------------------------------
 Net Sales                               $
---------------------------------------------------------------------------------
 Royalty Calculation
---------------------------------------------------------------------------------
 Royalty Subtotal                        $
---------------------------------------------------------------------------------
 Credit                                  $
---------------------------------------------------------------------------------
 Royalty Due                             $
---------------------------------------------------------------------------------


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


1.      Background...........................................................................1

2.      Definitions..........................................................................1

3.      Grant; Transfer of Materials.........................................................2

4.      Government Rights....................................................................3

5.      Diligence............................................................................3

6.      License Fee and Royalties............................................................4

7.      Royalty Reports, Payments, and Accounting............................................6

8.      Patents; New inventions..............................................................6

9.      Warranties...........................................................................6

10.     Indemnity............................................................................7

11.     STANFORD Names and Marks.............................................................8

12.     Sublicense(s)........................................................................8

13.     Term and Termination.................................................................9

14.     Assignment...........................................................................9

15.     Arbitration.........................................................................10

16.     Notices.............................................................................10

17.     Waiver..............................................................................10

18.     Applicable Law......................................................................10

19.     Severability........................................................................11

20.     Entire Agreement....................................................................11

21.     Counterparts........................................................................11


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                  LICENSE AGREEMENT

       Effective as of March 27, 1998 ("Effective Date"), THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California ("STANFORD"), and RIGEL PHARMACEUTICALS, INC., a Delaware corporation doing business as RIGEL, INC. in California, having a principal place of business at 772 Lucerne Drive, Sunnyvale, California 94086 ("RIGEL"), agree as follows:

1.     BACKGROUND

       1.1 STANFORD has an assignment of U.S Provisional Applications (the "Provisionals"), [ * ] (the "Invention"), and as described in Stanford Docket [ * ], and any Licensed Patents, as hereinafter defined, which may claim such Invention.

       1.2 STANFORD has certain biological materials ("Licensed BIOLOGICAL Materials") and other know-how ("Know-How"), as defined below, pertaining to the Inventions.

       1.3 STANFORD desires to have the Know-How and Inventions perfected and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.

       1.4 RIGEL desires a license under said Know-How, Invention and Licensed Patents to develop, manufacture, use and sell Licensed Products in the Licensed Field of Use, as defined below.

       1.5 The Know-How and Invention were made in the course of research supported by the National Institutes of Health.

2.     DEFINITIONS

       2.1 "EXCLUSIVE" means that STANFORD shall not grant further licenses in the Licensed Territory in the Licensed Field of Use.

       2.2 "LICENSED BIOLOGICAL MATERIALS" means the materials listed on Exhibit A, as amended from time to time upon the parties' mutual written consent.

       2.3    "LICENSED FIELD OF USE" means, subject to Section 14:

              (a) the development of reporter systems useful for the analysis of protein-protein interactions;

              (b) the development of methods for analyzing molecular interactions by reporter subunit complementation; and

              (c) applications of the systems and methods set forth in (a) and (b) to functional genomics, target analysis and drug discovery.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      1.

       2.4 "LICENSED KNOW-HOW" means know-how useful for the commercial exploitation of the Licensed Patents in the Licensed Field of Use and is provided to RIGEL by STANFORD, including know-how, trade secrets, protocols, information, processes or other subject matter which is either disclosed in the Licensed Patents, or useful to practice the Invention in the Licensed Field of Use. Licensed Know-How excludes the Licensed Patents and includes the Licensed Biological Materials. STANFORD has no obligation to provide such know-how.

       2.5 "LICENSED PATENTS" means any Letters Patent issued upon (i) patent applications claiming priority from or based upon the Provisionals;
(ii) any patents issuing from any divisional, continuations, substitute, or continuation-in-part (to the extent provided in this Section 2.5) application relating to the patent applications described in (i); and (iii) any foreign counterparts of the patent applications described in (i) or (ii). Continuation-in-part applications are included in the Licensed Patents to the extent that such continuation-in-part claims subject matter disclosed in the applications set forth in (i) and to the extent that the practice of an invention claimed in a Licensed Patent issuing from a patent application other than such continuation-in-part would infringe a claim of a Licensed Patent issuing from such continuation-in-part.

       2.6    "LICENSED PRODUCTS" means

              (a) any product, the manufacture, use, sale, offer for sale and import of which:

                     (i) is covered by one or more valid claims of an issued, unexpired Licensed Patent directed to the Invention. Claims of issued, unexpired Licensed Patent shall be presumed to be valid unless and until they have been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken; or

                     (ii) is covered by any claim being prosecuted in a pending application directed to the Invention, which claim has not been pending for more than three (3) years from the first filing of such claim; and

              (b) any product which directly incorporates any of the Licensed Biological Materials; and

              (c) any product which would not, but for the use of the Licensed Technology, have been identified, discovered or developed.

       2.7 "LICENSED TECHNOLOGY" means the Licensed Patents and the Licensed Know-How.

       2.8    "LICENSED TERRITORY" means all the countries in the world.

       2.9 "NET SALES" means the gross revenue derived by RIGEL and/or its sublicensee(s) from the sales of Licensed Products to end users thereof, less the following items but only insofar as they actually pertain to the disposition of such Licensed Products by RIGEL or RIGEL's sublicensee(s), are included in such gross revenue, and are separately billed:


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      2.

              (a)    import, export, excise and sales taxes, and custom duties;

              (b)    transportation charges, issuances and allowances;

              (c) credit for returns, allowances, trades or retroactive price adjustments;

              (d)    discounts actually allowed; or

              (e) royalties payable to third parties on the manufacture, use, sale, offer for sale or import of Licensed Products.

       2.10 "SERVICE PROVIDER" means a third party contract research or similar organization that performs assay services (i) for other entities on a fee-for-service basis and (ii) not in connection with such organization's own drug development programs (whether such programs are conducted solely by such entity or jointly by such entity and one or more third parties).

3.     GRANT

       3.1 STANFORD hereby grants, and RIGEL hereby accepts, a license in the Licensed Field of Use to make, use, sell, offer for sale and import Licensed Products in the Licensed Territory.

       3.2 RIGEL hereby grants, and STANFORD hereby accepts, a non-exclusive, royalty free license under its interest in any inventions conceived by RIGEL during the term of this Agreement that solely relate to the technology claimed in the Licensed Patents and any intellectual property rights related thereto (collectively, "Improvements"), to practice and grant licenses under such Improvements solely for noncommercial, academic research purposes.

       3.3 The license granted to RIGEL pursuant to Section 3.1 under the Licensed Know-How shall be nonexclusive for the term of this Agreement. The license granted in Section 3.1 under the Licensed Patents is Exclusive for a term (the "Exclusivity Term") commencing as of the Effective Date and ending (except as otherwise provided in this Agreement) on the first to occur of the following:

              (a) the fifth anniversary of the Effective Date if STANFORD does not grant a license under the Licensed Patents outside the Licensed Field of Use to a third party prior to or on such date; or

              (b) the eighth anniversary of the Effective Date, if STANFORD grants a license under the Licensed Patents outside the Licensed Field of Use to a third party prior to or on the fifth anniversary of the Effective Date.

       After expiration of the Exclusivity Term, the license granted to RIGEL pursuant to Section 3.1 under the Licensed Patents shall be nonexclusive for the remainder of the term of the Agreement.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      3.

       3.4 Notwithstanding the Exclusive license under the Licensed Patents granted to RIGEL pursuant to Section 3.1, STANFORD shall have the right to practice the Licensed Technology in the Licensed Field of Use for noncommercial, academic research purposes. STANFORD shall have the right to publish any information included in the Licensed Technology.

       3.5 STANFORD may grant sublicenses under Improvements to third parties solely for noncommercial, academic research purposes, provided that each such sublicense is granted in conjunction with a license under the Licensed Technology. After the expiration of the Exclusivity Term, STANFORD may grant sublicenses under Improvements to third parties for purposes other than conducting noncommercial academic research, provided that each such sublicense is granted solely in conjunction with the grant of a license under the Licensed Technology. STANFORD's license under Section 3.2 and its ability to grant sublicenses thereunder as provided in this Section 3.5 shall survive termination of this Agreement.

4.     GOVERNMENT RIGHTS

       This Agreement is subject to all of the terms and conditions of Title 35 United States Code Sections 200 through 204, including an obligation that Licensed Products sold or produced in the United States be "manufactured substantially in the United States," and RIGEL agrees to take all reasonable action necessary on its part as licensee to enable STANFORD to satisfy its obligation thereunder relating to Inventions.

5.     DILIGENCE; PROGRESS REPORTS

       5.1 As an inducement to STANFORD to enter into this Agreement, RIGEL agrees to use all commercially reasonable efforts and diligence to proceed with the development, manufacture and sale of Licensed Products and to diligently develop markets for the Licensed Products. RIGEL shall demonstrate such diligence to STANFORD by achieving the following goals:

              (a) before the first anniversary of the Effective Date, RIGEL shall identify and characterize [ * ].

              (b) before the second anniversary of the Effective Date, RIGEL shall establish two (2) new high throughput screening assays that utilize the Licensed Technology, one (1) of which is primarily useful for target identification and one (1) of which is primarily useful for screening to identify small molecules that bind to drug targets; and

              (c) before the fourth anniversary of the Effective Date, use the assays described in (b) to identify one new drug target and one small molecule that competes with the binding of molecules to a drug target.

       5.2 If RIGEL is unable to demonstrate its diligence by achieving the goals provided in Section 5.1 within the time frames set forth therein, the parties shall meet no later than thirty (30) days after the relevant date set forth in Section 5.1 to discuss in good faith the reasons for such



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      4.

failure, and mutually acceptable mechanisms for remedying such failure. If the parties do not agree upon modifications to the diligence requirements set forth in Section 5.1 during such discussion, then STANFORD may thereafter convert RIGEL's exclusive license under the Licensed Patents to non-exclusive upon thirty (30) days written notice to RIGEL.

       5.3 If RIGEL succeeds in meeting the goals provided in Section 5.1, RIGEL and STANFORD agree to meet within ninety (90) days prior to the fourth anniversary of the Effective Date to establish further mutually acceptable diligence requirements applicable to the next two (2) year period during the term of the Agreement. If the parties, after good faith effort, cannot agree on such additional requirements, STANFORD may in its sole discretion elect to convert RIGEL's exclusive license under the Licensed Patents to non-exclusive as of the fourth anniversary of the Effective Date by written notice to RIGEL.

       5.4 On or before August 1, 1998 and each anniversary thereof until RIGEL markets Licensed Products, RIGEL shall make a written annual report to STANFORD covering RIGEL's progress during the preceding year toward commercial use of Licensed Products. Such report shall include, as a minimum, information sufficient to enable STANFORD to satisfy reporting requirements of the U.S. Government and for STANFORD to ascertain progress by RIGEL toward meeting the diligence requirements of this Article 5.

6.     PAYMENTS AND ROYALTIES

       6.1    RIGEL shall upon the Effective Date:

              (a) pay to STANFORD a noncreditable, nonrefundable license issue royalty of __________; and

              (b) issue to STANFORD ___________________ Stock pursuant to a stock purchase agreement to be separately executed by the parties.

       6.2 Subject to Section 6.6, RIGEL also agrees to pay the following minimum annual royalties to STANFORD within thirty (30) days after the occurrence of each date below:

       Anniversary of Effective Date              Minimum Annual Royalty Due
       -----------------------------              --------------------------
       First and Second                                   _________

       Third through Fifth                                _________

       Sixth and Thereafter                               _________

       These minimum annual royalty payments are nonrefundable, but they are creditable against earned royalties due to Stanford pursuant to Section
       6.4.  In addition, the minimum annual royalties set forth in this
       Section 6.2 shall be reduced by fifty percent (50%) if STANFORD abandons all patent applications from which Licensed Patents could issue prior to the time that any Licensed Patents issue.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      5.

       6.3 RIGEL also agrees to pay to STANFORD upon the occurrence of the following events, the following amounts:


       Event                                                   Milestones
       -----                                                   ----------
        Earlier of the execution of the first sublicense       ____________
        by Rigel under the Licensed Technology or 18
        months after the Effective Date

        Earlier of the execution of the second sublicense      ____________
        by Rigel under the Licensed Technology or 48
        months after the Effective Date

        Earlier of the execution of the third sublicense       ____________
        by Rigel under the Licensed Technology or 78
        months after the Effective Date

        Execution of any additional sublicenses by Rigel       ____________
        after payment of all of the foregoing milestones

       6.4 RIGEL shall pay to STANFORD earned royalties of ___________ of Net Sales during the Exclusivity Term. Should total earned royalties due on Licensed Products to STANFORD under this Agreement and any other agreement between STANFORD and RIGEL (the "Other Agreements") equal or exceed __________ of Net Sales, STANFORD shall, upon request by RIGEL, meet with RIGEL to discuss an appropriate mechanism, if RIGEL's royalty obligations under this Agreement and the Other Agreements render further development and commercialization of License Products uneconomic. The parties will discuss in good faith appropriate adjustments to RIGEL's obligations under this Agreement..

       6.5 RIGEL shall also pay to STANFORD ______________ upon the issuance of the first patent included in the Licensed Patents.

       6.6 Within thirty (30) days after the license granted under the Licensed Patents pursuant to Section 3.1 becomes non-exclusive pursuant to Sections 3.3, 5.2 or 5.3, STANFORD shall provide to RIGEL a written summary of all non-confidential material terms of any other license agreements with third parties relating to the Licensed Technology. STANFORD shall use reasonable efforts to obtain consent of any such third parties to disclose such material terms or at least a general description of the economic terms of such other license agreements to RIGEL. Within thirty (30) days after receiving such summary, RIGEL shall elect one of the following options by written notice to
STANFORD:

              (a) to allow this Agreement to continue in full force and effect, except that the minimum annual royalties due to STANFORD pursuant to
Section 6.2 shall be reduced by fifty percent (50%); or


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BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      6.

              (b) to modify the terms of this Agreement to include terms no less favorable to RIGEL than those STANFORD then provides to third party licensees of the Licensed Technology.

       If no such license agreement between STANFORD and any such third party exists at the time RIGEL must elect either (a) or (b), then (a) shall automatically apply. If RIGEL elects the option set forth in Section 6.6(a), such a reduction shall be in addition to any reduction resulting from the application of Section 6.2. If RIGEL elects the option set forth in Section 6.6(b), RIGEL and STANFORD shall modify the Agreement to contain all rights and obligations contained in licenses available to such other licensees.

       6.7 Creditable payments under this Agreement shall be offset against up to fifty percent (50%) of each earned royalty payment which RIGEL would be required to pay pursuant to Section 6.4, until the entire creditable amount is exhausted.

       6.8 If this Agreement is not terminated in accordance with other provisions hereof, RIGEL's obligation to pay royalties hereunder shall continue until ten (10) years after first commercial sale of Licensed Products.

       6.9 The royalty on sales in currencies other than U.S. Dollars shall be calculated using the appropriate foreign exchange rate for such currency quoted by the Bank of America (San Francisco) foreign exchange desk, on the close of business on the last banking day of each calendar quarter. Royalty payments to STANFORD shall be in U.S. Dollars. All non-U.S. taxes related to royalty payments shall be paid by RIGEL and are not deductible from the payments due STANFORD.

7.     ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING

       7.1 QUARTERLY EARNED ROYALTY PAYMENT AND REPORT - Beginning with the first sale of Licensed Products, RIGEL shall make written reports (even if there are no sales) and earned royalty payments to STANFORD within thirty (30) days after the end of each calendar quarter. This report shall be in the form of the report of Appendix B and shall state the number, description and aggregate Net Sales of Licensed Products during such completed calendar quarter, and shall state the resulting calculation pursuant to Section 6.4 of earned royalty payments due STANFORD for such completed calendar quarter. Concurrent with the making of each such report, RIGEL shall include payment due STANFORD of royalties for the calendar quarter covered by such report.

       7.2 ACCOUNTING - RIGEL agrees to keep and maintain records for a period of three (3) years showing the manufacture, sale, use and other disposition of products sold or otherwise disposed of under the licenses herein granted. Such records will include general ledger records showing cash receipts and expenses and records which include production records, customers, serial numbers and related information in sufficient detail to enable the royalties payable hereunder by RIGEL to be determined. RIGEL further agrees to permit its books and records to be examined by STANFORD from time to time to the extent necessary to verify reports provided


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BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      7.

for in Section 7.1. Such examination is to be made by STANFORD or its designee, at the expense of STANFORD, except in the event that the results of the audit reveal an underreporting of royalties due STANFORD of five percent (5%) or more, then the audit costs shall be paid by RIGEL.

8.     NEGATION OF WARRANTIES

       8.1    Nothing in this Agreement is or shall be construed as:

              (a) a warranty or representation by STANFORD as to the validity or scope of any Licensed Patents;

              (b) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights and other rights of third parties;

              (c) an obligation to bring or prosecute actions or suits against third parties for infringement, except to the extent and in the circumstances described in Article 13;

              (d) granting by implication, estoppel or otherwise any licenses or rights under patents or other rights of STANFORD or other persons other than Licensed Technology, regardless of whether such patents or other rights are dominant or subordinate to any Licensed Technology; or

              (e) an obligation to furnish any technology or technological information other than the Licensed Technology.

       8.2 Except as expressly set forth in this Agreement, STANFORD MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

       8.3 RIGEL agrees that nothing in this Agreement grants RIGEL any express or implied license or right under or to U.S. Patent 4,656,134 "Amplification of Eucaryotic Genes" or any patent application corresponding thereto.


9.     INDEMNITY

       9.1 LICENSEE agrees to indemnify, hold harmless, and defend STANFORD, UCSF-Stanford Health Care and Stanford Health Services and their respective trustees, officers, employees, students and agents against any and all claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale or


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BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      8.

other disposition of Inventions, Licensed Products or Licensed Technology by RIGEL or RIGEL's sublicensee(s), or their customers.

       9.2 STANFORD shall not be liable for any indirect, special, consequential or other damages whatsoever, whether grounded in tort (including negligence), strict liability, contract or otherwise. STANFORD shall not have any responsibilities or liabilities whatsoever with respect to Licensed Product(s).

       9.3 LICENSEE shall at all times comply, through insurance or self-insurance, with all statutory workers' compensation and employers' liability requirements covering any and all employees with respect to activities performed under this Agreement.

       9.4 In addition to the foregoing, LICENSEE shall maintain, during the term of this Agreement, Comprehensive General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carrier(s) to cover the activities of LICENSEE and its sublicensee(s). Such insurance shall provide minimum limits of liability of $5 Million and shall include STANFORD, UCSF-Stanford Health Care, Stanford Health Services, their trustees, directors, officers, employees, students and agents as additional insureds. Such insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement. At STANFORD's request, LICENSEE shall furnish a Certificate of Insurance evidencing primary coverage and requiring thirty
(30) days prior written notice of cancellation or material change to STANFORD. LICENSEE shall advise STANFORD, in writing, that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All such insurance of LICENSEE shall be primary coverage; insurance of STANFORD, USCF-Stanford Health Care, and Stanford Health Services shall be excess and noncontributory.

10.    MARKING

       Prior to the issuance of patents on the Inventions, RIGEL agrees to mark Licensed Products (or their containers or labels) made, sold, or otherwise disposed of by it under the license granted in this Agreement with the words "Patent Pending," and following the issuance of one or more patents, with the numbers of the Licensed Patents.

11.    STANFORD NAMES AND MARKS

       RIGEL agrees not to identify STANFORD in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or to use the name of any STANFORD faculty member, employee, or student or any trademark, service mark, trade name, or symbol of STANFORD, STANFORD Health Services or UC-Stanford Health Care, or that is associated with any of them, without STANFORD's prior written consent.

12.    PATENT RIGHTS

       12.1 STANFORD shall have the obligation to file, prosecute and maintain all patent applications and patents included in the Licensed Patents.


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BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      9.

       12.2 STANFORD will provide RIGEL with an opportunity to review and comment upon the prosecution strategy and to consult with STANFORD on the content of patent filings. In addition, STANFORD will provide RIGEL or a designee of RIGEL with copies of any correspondence relating to patent applications and patents included in the Licensed Patents.

       12.3 RIGEL shall have the right to designate, in its sole discretion, those foreign countries in which STANFORD will file, prosecute and maintain patents and patent applications included in the Licensed Patents. STANFORD may propose to file, prosecute and maintain Licensed Patents in a country which RIGEL has not designated pursuant to this Section 12.3. If RIGEL agrees to such designation, it shall reimburse STANFORD for the costs of such filing, prosecution and maintenance of such patents or patent applications pursuant to
Section 12.4 and such patents or patent applications shall be included in the Licensed Patents. If RIGEL does not agree to such proposal, STANFORD may elect to proceed with such filing, prosecution or maintenance at its own expense, and such patents or patent applications in such country shall not be included in the Licensed Patents.

       12.4 Within thirty (30) days after the Effective Date, RIGEL shall reimburse STANFORD for all costs incurred by STANFORD prior to the Effective Date in connection with the filing and prosecution of the patent applications described in Section 2.5 ("Prior Patent Costs"). RIGEL shall also reimburse STANFORD for all costs incurred by STANFORD after the Effective Date with respect to the filing, prosecution, issuance and maintenance of patent applications described in Section 2.5 and the Licensed Patents ("Future Patent Costs"); PROVIDED, HOWEVER, that:

              (a) if STANFORD grants a license under the Licensed Patents to any third party (an "Other Licensee"), RIGEL's obligation to reimburse STANFORD under this Section 12.4(a) shall be reduced such that RIGEL and such Other Licensee(s) shall pay a pro-rata share of all Future Patent Costs incurred after the date STANFORD executes such license agreement with such Other Licensee (such pro-rata share shall be equal to the total Future Patent Costs incurred divided by the number of licensees under the Licensed Patents at the time such costs are incurred); and

              (b)    in addition to any reimbursement due RIGEL pursuant to
Section 12.4(a), if STANFORD grants a license under the Licensed Patents to an Other Licensee prior to the second anniversary of the Effective Date, STANFORD shall reimburse RIGEL for fifty percent (50%) of the Prior Patent Costs.

13.    INFRINGEMENT BY OTHERS:  PROTECTION OF PATENTS

       13.1 RIGEL shall promptly inform STANFORD of any suspected infringement of any Licensed Patents by a third party. During the Exclusivity Term, STANFORD and RIGEL each shall have the right to institute an action for infringement of the Licensed Patents against such third party in accordance with the following:


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BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      10.

              (a) if STANFORD and RIGEL agree to institute suit jointly, the suit shall be brought in both their names, the out-of-pocket costs thereof shall be borne equally, and any recovery or settlement shall be shared equally. RIGEL and STANFORD shall agree to the manner in which they shall exercise control over such action. STANFORD may, if it so desires, also be represented by separate counsel of its own selection, the fees for which counsel shall be paid by STANFORD;

              (b) in the absence of agreement to institute a suit jointly, STANFORD may institute suit, and, at its option, join RIGEL as a plaintiff. If STANFORD decides to institute suit, then it shall notify RIGEL in writing. STANFORD shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement; and

              (c) in the absence of agreement to institute a suit jointly and if STANFORD notifies RIGEL that it has decided not to join in or institute a suit, as provided in (a) or (b) above, RIGEL may institute suit and, at its option, join STANFORD as a plaintiff. RIGEL shall bear the entire cost of such litigation. Any recovery in excess of litigation costs will be shared with STANFORD as follows:

                     (i) Any payment for past sales will be deemed to be Net Sales and RIGEL will pay STANFORD royalties thereon at the rates specified in Paragraph 6.4; and

                     (ii) any payment which covers future sales will be deemed a sublicense and royalties will be shared as specified in Paragraph 6.3 and
Article 15.

                     LICENSEE and STANFORD agree to negotiate in good faith an appropriate compensation to STANFORD for any non-cash amounts or awards received in any settlement or cross-license resulting from a suit brought by RIGEL pursuant to this Section 13.1(c). STANFORD will not share in the portion of the recovery, if any, that is payment for "willful infringement."

       13.2 Should either STANFORD or RIGEL commence a suit under the provisions of Section 13.1 and thereafter elect to abandon the same, it shall give timely notice to the other party who may, if it so desires, continue prosecution of such suit; PROVIDED, HOWEVER, that the sharing of expenses and any recovery in such suit shall be as agreed upon between STANFORD and RIGEL.

14.    OTHER LICENSEE(S) OF STANFORD

       14.1 If during the Exclusivity Term STANFORD discusses with, or has received an offer from, a third party (a "Potential Licensee") with respect to an opportunity for such Potential Licensee to obtain a license under the Licensed Technology within the Licensed Field of Use, STANFORD may so notify RIGEL. Such notice shall specify the field within which such Potential Licensee desires to obtain a license under the Licensed Technology (the "Field of Interest"). Within thirty (30) days after RIGEL receives a notice from STANFORD pursuant to this Section 14.1, the parties will meet to discuss RIGEL's current activities directed toward, or


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EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS
AMENDED.

                                      11.

plans for, developing Licensed Products useful within the Field of Interest. If RIGEL does not demonstrate that it is then diligently conducting such activities or provide plans for diligently developing Licensed Products within the Field of Interest that are reasonably acceptable to STANFORD, then RIGEL and STANFORD shall discuss in good faith reasonable modifications to the Agreement that exclude the Field of Interest from the definition of the Licensed Field of Use. STANFORD may thereafter license to such Potential Licensee the Licensed Technology in the Field of Interest.

       14.2 If STANFORD has not entered into an agreement with a Service Provider outside the Licensed Field of Use during the Exclusivity Term, then after the expiration of the Exclusivity Term STANFORD and RIGEL agree to discuss in good faith how to modify appropriately the definition of the Licensed Field of Use to enable STANFORD to increase the interest of Service Providers in obtaining a license under the Licensed Technology outside any modified Licensed Field of Use.

15.    SUBLICENSE(S)

       15.1 RIGEL may grant sublicense(s) to its corporate partners in conjunction with a sublicense of RIGEL's proprietary technology other than the Licensed Technology and Improvements; provided that the Licensed Technology is applicable to the field within which RIGEL and such corporate partner are collaborating.

       15.2 Any sublicense(s) granted by RIGEL under this Agreement shall be subject and subordinate to terms and conditions of this Agreement, except:

              (a) Sublicense terms and conditions shall reflect that any sublicensee(s) shall not grant sublicenses to a third parties (subject to Section 15.4); and

              (b) The earned royalty rate specified in the sublicense(s) may be at higher rates than the rates in this Agreement.

       Any such sublicense(s) also shall expressly include the provisions of Articles 7, 8, and 9 for the benefit of STANFORD and provide for the transfer of all obligations, including the payment of royalties specified in such sublicense(s), to STANFORD or its designee, in the event that this Agreement is terminated if such sublicenses remain in effect after termination of this Agreement.

       15.3 RIGEL agrees to provide STANFORD with a copy of any sublicense granted pursuant to this Article 15.

       15.4   STANFORD agrees that RIGEL and/or its permitted sublicensee(s) may
(i) distribute Licensed Products through their normal channels, and (ii) contract for the manufacture of Licensed Products with one or more third parties.

16.    TERMINATION


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EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS
AMENDED.

                                      12.

       16.1 RIGEL may terminate this Agreement by giving STANFORD notice in writing at least thirty (30) days in advance of the effective date of termination selected by RIGEL.

       16.2   STANFORD may terminate this Agreement if RIGEL:

              (a) is in default in payment of royalties or providing of reports;

              (b) is in breach of any provision hereof (subject to Section 5.2); or

              (c)    intentionally provides any false report;

       and fails to remedy any such default, breach, or false report within thirty (30) days after written notice thereof by STANFORD.

       16.3   Surviving any termination are:

              (a)    RIGEL's obligation to pay royalties accrued or accruable;

              (b) any cause of action or claim of RIGEL or STANFORD, accrued or to accrue, because of any breach or default by the other party; and

              (c)    the provisions of Sections 3.2, 3.5 and Articles 7, 8 and
9.

17.    ASSIGNMENT

       This Agreement may not be assigned by either party without the express written consent of the other party, except that RIGEL may assign the Agreement in connection with a merger, consolidation or sale of all or substantially all of RIGEL's assets.

18.    ARBITRATION

       18.1 Any controversy arising under or related to this Agreement, and any disputed claim by either party against the other under this Agreement excluding any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the Licensing Agreement Arbitration Rules of the American Arbitration Association.

       18.2 Upon request by either party, arbitration will be by a third party arbitrator mutually agreed upon in writing by RIGEL and STANFORD within thirty
(30) days of such arbitration request. Judgement upon the award rendered by the arbitrator shall be final and nonappealable and may be entered in any court having jurisdiction thereof.

       18.3 The parties shall be entitled to discovery in like manner as if the arbitration were a civil suit in the California Superior Court.

       18.4 Any arbitration shall be held at Stanford, California, unless the parties hereto mutually agree in writing to another place.


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BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      13.

19.    NOTICES

       All notices under this Agreement shall be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows:


       To STANFORD:  Office of Technology Licensing

                     STANFORD University
                     900 Welch Road, Suite 350
                     Palo Alto, CA  94304-1850

                     Attention:    Director

       To RIGEL:     Rigel, Inc.
                     772 Lucerne Drive
                     Sunnyvale, CA  94086

                     Attention:    President

       Either party may change its address upon written notice to the other party.

20.    WAIVER

       None of the terms of this Agreement can be waived except by the written consent of the party waiving compliance.

21.    APPLICABLE LAW

This Agreement shall be governed by the laws of the State of California applicable to agreements negotiated, executed and performed wholly within California.

22.    SEVERABILITY; ENTIRE AGREEMENT

       If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby. This Agreement embodies the entire understanding of the parties and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by duly authorized representatives of both parties.

23.    COUNTERPARTS


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AMENDED.

                                      14.

       This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one legal instrument.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

                     THE BOARD OF TRUSTEES OF THE LELAND
                     STANFORD JUNIOR UNIVERSITY

                     Signature /s/  Katherine Ku
                              -------------------------
                     Name   Katherine Ku
                         ------------------------------
                     Title  Director
                          -----------------------------
                     Date  April 15, 1998
                         ------------------------------
                     RIGEL

                     Signature  /s/ James M. Gower
                              -------------------------
                     Name   James M. Gower
                         ------------------------------
                     Title  President & CEO
                          -----------------------------
                     Date  3/27/98
                         ------------------------------


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BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      15.

                                    EXHIBIT A
                         LICENSED BIOLOGICAL MATERIALS


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AMENDED.

                                      16.

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BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      17.